Exhibit 10.70

CREDIT AND SECURITY AGREEMENT

THIS CREDIT AND SECURITY AGREEMENT (this “Agreement”), dated as of December 29, 2017, is between MICRON PRODUCTS INC., a Massachusetts corporation (“Borrower”) and ROCKLAND TRUST COMPANY, a Massachusetts trust company (“Lender”). Except as set forth in Section 7.1, capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to them in Schedule A annexed hereto.

The parties agree as follows:

ARTICLE I

CREDIT TERMS

SECTION 1.1    LINE OF CREDIT.

(a)    Advances. Subject to the terms and conditions of this Agreement, Lender shall make Advances to Borrower under this Section 1.1 from time to time up to and including the Termination Date, in a total amount at any time outstanding not to exceed the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base. In no event shall the aggregate outstanding Advances exceed the Maximum Revolver Amount.

(b)    Determination of Borrowing Base. The Borrowing Base will be determined by Lender upon receipt and review of all collateral reports required under this Agreement pursuant to Schedule E attached hereto.

(c)    Borrowing and Repayment. Borrower may from time to time prior to the Termination Date request Advances, partially or wholly repay amounts outstanding under the Line of Credit, and request to re-borrow the same, subject to all of the limitations, terms and conditions contained in this Agreement. Any request for an Advance must be received by Lender no later than 10:00 a.m. (Eastern time) on the Business Day immediately preceding the Business Day that funding is requested. If Lender has received a timely request for an Advance in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall fund such Advance on the requested funding date; otherwise if such request is after 10:00 a.m. (Eastern time) on a Business Day, the next succeeding Business Day. All Advances will be repaid by Borrower even if the Person requesting the Advance on behalf of Borrower lacks authorization.

(d)    Protective Advances: Advances to Pay Obligations Due. Lender may make Advances under the Line of Credit in its sole discretion without request of Borrower and without Borrower's compliance with any of the conditions of this Agreement, to (i) pay third Persons in order to protect Lender's interest in Collateral or to perform any of Borrower's obligations under this Agreement, or (ii) pay any Obligations then due and payable.

SECTION 1.2    REAL ESTATE TERM LOAN.

(a)    Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the “Real Estate Term Loan”) to Borrower in an amount equal to the Real Estate Term Loan Amount. The Real Estate Term Loan shall be repaid in equal monthly payments of $8,333.33, payable on the first day of each month commencing February 1, 2018. As set forth in Section 1.7(a), the outstanding principal balance of the Real Estate Term Loan shall be due and payable on the Termination Date.

(b)    Any prepayment of the Real Estate Term Loan shall be accompanied by a prepayment premium equal to 3% of the principal amount prepaid during the period from the Closing Date until the first anniversary thereof, 2% of the principal amount prepaid during the period thereafter until the second anniversary thereof, and 1% of the principal amount prepaid during the period thereafter until the third anniversary thereof. Each prepayment of the Real Estate Term Loan shall be accompanied by all interest thereon and shall be applied to principal in the inverse order of maturity.

SECTION 1.3    M&E TERM LOAN.

(a)    Subject to the terms and conditions of this Agreement, on the Closing Date Lender agrees to make a term loan (the “M&E Term Loan”) to Borrower in an amount equal to the M&E Term Loan Amount. The M&E Term Loan shall be repaid in equal monthly payments of $29,761.90, payable on the first day of each month commencing February 1, 2018. As set forth in Section 1.7(a), the outstanding principal of the M&E Term Loan shall be due and payable on the Termination Date.

(b)    Any prepayment of the M&E Term Loan shall be accompanied by a prepayment premium equal to 3% of the principal amount prepaid during the period from the Closing Date until the first anniversary thereof, 2% of the principal amount prepaid during the period thereafter until the second anniversary thereof, and 1% of the principal amount prepaid during the period thereafter until the third anniversary thereof. Each prepayment of the M&E Term Loan shall be accompanied by all interest thereon and shall be applied to principal in the inverse order of maturity.

SECTION 1.4    PAYMENTS AND COLLECTIONS.

(a)    Collection Accounts, Etc. All payments by Borrower will be made as specified in the Loan Documents or as otherwise directed by Lender, without setoff, counterclaim or defense. Within 30 days of the Closing Date, Borrower shall establish and maintain at Lender, at the expense of Borrower, such blocked accounts or such lockboxes and related blocked accounts with Lender may specify (collectively, the “Collection Accounts”). Borrower shall use commercially reasonable efforts to cause all payments of Accounts and other Collateral to be remitted, and Borrower shall instruct and use commercially reasonable efforts to cause all Account Debtors obligated in respect of such Accounts to remit all payments, to the Collection Accounts or as otherwise directed by Lender. Without prior written consent of Lender, Borrower shall (i) not withdraw any funds from any Collection Account, (ii) cause all funds on deposit in or deposited into the Collection Accounts to be remitted to Lender, on a daily basis, at Lender's Account and (iii) execute and deliver to Lender, in form and substance satisfactory to Lender, a deposit account control agreement with respect to each Collection Account (collectively, the “Deposit Account Control Agreements”), including each Collection Account existing at the Closing Date and whether or not maintained at Lender. Each Deposit Account Control Agreement shall provide for remittance to Lender at Lender's Account, on a daily basis, of all funds on deposit in or deposited into the Collection Accounts. Lender is irrevocably authorized, at any time, to give instructions pursuant to such Deposit Account Control Agreements directing the disposition of funds in the Collection Accounts to Lender's Account or to such other account(s) as Lender may determine. If any Obligor receives payment or the proceeds of Collateral directly, Borrower shall or shall cause such other Obligor, as applicable, to promptly deposit, and in any event on or before the next Business Day following receipt thereof, such payment or proceeds into a Collection Account (or, prior to the opening of such Collection Accounts, to Lender's Account or as otherwise directed by Lender). Until so deposited, Borrower shall hold, or as applicable shall cause such Obligor to hold, all such payments and proceeds in trust for Lender without commingling with other funds or property. Borrower shall, at the request of Lender, deliver to Lender bank statements for the Collection Accounts and grant Lender access, including by all available electronic means, to such Collection Accounts.

(b)    Application of Payments. All payments of and proceeds of Collateral received by Lender, in immediately available funds, will be applied (i) so long as no Event of Default has occurred and is continuing, to reduce the balance of the Advances then outstanding and, thereafter, to Borrower or such other Person entitled thereto under applicable law and (ii) if an Event of Default has occurred and is continuing, to reduce the Obligations then due in such manner as Lender determines in its sole discretion. After payment in full in cash of all Obligations, any remaining balance shall be paid to Borrower or such other Person entitled thereto under applicable law. For purposes of calculating Availability, each payment will be applied to the Obligations as of the first Business Day following receipt by Lender in Lender's Account of such payment in immediately available funds, provided such payment is received in accordance with Lender's usual and customary practices as in effect from time to time. Any payment received by Lender that is not a transfer of immediately available funds will be considered provisional until the item or items representing such payment have been finally paid under applicable law. Should any payment item not be honored when presented for payment, then Borrower will be deemed not to have made such payment, and that portion of Borrower's outstanding Obligations corresponding to the amount of such dishonored payment item will be deemed to bear interest as if the dishonored payment item had never been received by Lender. Each reduction in outstanding Obligations resulting from the application to such Obligations of payments of Accounts will be accompanied by an equal reduction in the amount of outstanding Accounts.

(c)    Loan Account; Clearance Charge. Lender will record in the Loan Account all Advances made by Lender, the Real Estate Term Loan, the M&E Term Loan and all other payment Obligations, and the Revolver Note, the Real Estate Term Loan Note and the M&E Term Loan Note also shall evidence the Advances, the Real Estate Term Loan the M&E Term Loan, respectively. Borrower authorizes Lender to collect all principal, interest and fees due under the Line of Credit and with respect to the Real Estate Term Loan and M&E Term Loan by charging the Loan Account and, any contrary provision of this Agreement or any other Loan Document notwithstanding, the charging thereof will be deemed to be an Advance and will bear interest at the rate per annum applicable thereto. All Collections received by Lender will be applied as provided in Section 1.4(b).  All postings to the Loan Account shall be subject to subsequent adjustment by Lender but shall, absent manifest error, be conclusively presumed to be correct and accurate. All monthly statements relating to the Loan Account or such account will be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Lender unless Borrower delivers written objection to Lender within 45 days after receipt by Borrower. Advances paid with Collections will continue to accrue interest at the rate then applicable to Advances for the number of Settlement Days following the Business Day that such Collections were applied to the Obligations. Any such clearance charge on Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower. The parties acknowledge and agree that the economic benefit of these provisions will accrue exclusively to Lender.

(d)    Mandatory Payment of Advances. If at any time an Overadvance Amount is outstanding, then Borrower shall immediately upon demand by Lender repay the Advances in an aggregate amount equal to such Overadvance Amount.

SECTION 1.5    INTEREST/FEES.

(a)    Interest. Except as provided in Section 1.5(b) or Section 1.5(c), the outstanding principal balances of Advances, the Real Estate Term Loan, and the M&E Term Loan (collectively, the “Loans”) will bear interest on the Daily Balance of such Loans, as applicable, at a variable per annum rate equal to the Contract Prime Rate.

(b)    LIBOR Option. In lieu of having interest charged at the Contract Prime Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all of the Loans be charged at a rate of interest equal to the Contract LIBOR Rate. On the last day of each applicable month, unless Borrower properly has exercised the LIBOR Option with respect to the outstanding balances of the Loans, the interest rate applicable to such principal balances automatically shall convert to the Contract Prime Rate. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that the outstanding principal balances of the Loans bear interest at a rate based upon Daily One Month LIBOR and Lender shall have the right to convert the interest rate on such outstanding principal balances to the Contract Prime Rate. Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 2:00 p.m. Eastern Time at least two Business Days prior to the commencement of any month (the “LIBOR Deadline”). Notice of Borrower's election of the LIBOR Option shall be made by delivery to Lender of LIBOR Notice, received by Lender in writing, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 3:00 p.m. on the same day).

(c)    Default Rate. During a Default Period, and at any time following the Termination Date, the outstanding principal balances of the Loans will, at the sole discretion of Lender, bear interest on the Daily Balance of such Obligations at the Default Rate. Lender may assess the Default Rate commencing as of the date of the occurrence of an Event of Default or as of any date after the occurrence of an Event of Default regardless of the date of reporting or declaration of such Event of Default.

(d)    Payment of Interest. Interest will be payable monthly in arrears on the first day of each month and on the Termination Date, commencing February 1, 2018. After the Termination Date, interest will be payable on demand.

(e)    Payment of Fees. Borrower will pay to Lender the fees set forth in Schedule B-2, all of which shall be fully earned and payable when due, may be charged by Lender to the Loan Account and shall not be subject to refund, rebate or proration for any reason whatsoever.

(f)    Computation of Interest and Fees. Interest and fees will be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

SECTION 1.6    ADDITIONAL COSTS.

(a)    Capital Requirements. Borrower will pay Lender, on demand, for Lender's costs or losses arising from any Change in Law which are allocated to this Agreement or any credit outstanding under this Agreement. The allocation will be made as determined by Lender, using any reasonable method. The costs include, without limitation, (i) any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Agreement), and (ii) any capital requirements relating to Lender's assets and commitments for credit.

(b)    Illegality; Impractibility; Increased Costs. In the event that (i) any change in market conditions or any Change in Law makes it unlawful or impractical for Lender to fund or maintain extensions of credit with interest based upon Daily One Month LIBOR or to continue to so fund or maintain, or to determine or charge interest rates based upon Daily One Month LIBOR, (ii) Lender determines that by reasons affecting the London Interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining Daily One Month LIBOR, or (iii) Lender determines that the interest rate based on the Daily One Month LIBOR will not adequately and fairly reflect the cost to Lender of maintaining or funding Loans at the interest rate based upon Daily One Month LIBOR, Lender will give notice of such changed circumstances to Borrower and interest on the principal amount of such extensions of credit will then accrue interest at a rate equal to the Contract Prime Rate until Lender determines that the conditions described in clauses (i) through (iii) no longer exist.

SECTION 1.7    TERM AND TERMINATION.

(a)    Termination Date. On the Termination Date, (i) the Line of Credit will terminate,(ii) Borrower shall have no right to request further Advances or other extensions of credit under this Agreement, (iii) all of the Obligations including without limitation, the Termination Fee, if any, will immediately become due and payable without notice or demand, and (iv) Borrower will immediately repay all of the Obligations in full. No termination of this Agreement will relieve or discharge the Obligors of their duties, obligations, or covenants under this Agreement or under any other Loan Document. Lender may require cash collateralization of Obligations with respect to any then existing Bank Product in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure therefor.

(b)    Termination of Liens, etc. Upon satisfaction of the Lien Release Conditions, Lender will, at Borrower's expense, release or terminate any filings or other agreements that perfect the Liens granted to Lender under the Loan Documents in the Collateral.

(c)    Termination by Borrower. Subject to payment of any prepayment premium provided hereunder, Borrower may terminate the Line of Credit at any time prior to any Maturity Date, if it (i) pays to Lender the applicable termination fee specified in this Agreement, and (ii) pays the Obligations in full. Any such termination will be irrevocable.

(d)    Termination by Lender. Lender may terminate the Line of Credit, immediately and without any advance notice to Borrower, upon the occurrence of an Event of Default or at any time when a Default Period exists.

ARTICLE II

SECURITY INTERESTS

SECTION 2.1    GRANT OF SECURITY INTEREST. As security for the Obligations, Borrower hereby grants to Lender a continuing security interest in and Lien upon all of the Collateral.

SECTION 2.2    PERFECTION. Borrower shall take, and shall cause each other Obligor to take, all actions reasonably requested by Lender from time to time to cause the attachment, perfection and, subject to Permitted Liens, first priority of, and Lender's ability to enforce, Lender's security interest in and Lien upon any and all of the Collateral. Borrower irrevocably and unconditionally authorizes Lender (or Lender's agent) to complete and file, and Borrower ratifies such filing, at any time and from time to time, without notice to Borrower, such financing statements with respect to the Collateral naming Lender as the secured party and Borrower as debtor, as Lender may reasonably require, together with all amendments and continuations with respect thereto. Any such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Lender's discretion.

SECTION 2.3    OTHER COLLATERAL.

(a)    Commercial Tort Claims. Borrower shall promptly notify Lender in writing if it has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $50,000) and shall take such actions as Lender deems appropriate to subject such claim to a duly perfected, first priority Lien in favor of Lender.

(b)    Certain After-Acquired Collateral. Borrower shall promptly notify Lender in writing if, after the Closing Date, it obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper (with a face value greater than $25,000), Documents, Instruments (with a face value greater than $25,000), Intellectual Property, Investment Property or Letter-of-Credit Rights (with a face value greater than $25,000) and, upon Lender's request, shall promptly take such actions as Lender deems appropriate to effect Lender's duly perfected, first priority Lien upon such Collateral, including obtaining any appropriate possession or control agreement.

(c)    Real Estate Collateral. On the Closing Date, to secure the Obligations, Borrower will grant to Lender mortgages, assignments of rents, and security interests, in form and substance satisfactory to Lender, in the Real Estate Collateral.

SECTION 2.4    FURTHER ASSURANCES. Borrower shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause such other applicable Person to take, execute, acknowledge and deliver) all such acts, documents, agreements and instruments as may from time to time be necessary or desirable as determined by Lender or as Lender may from time to time reasonably require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Lender in all real and personal property (wherever located) from time to time owned by any Corporate Obligors and in all Stock and from time to time issued by Corporate Obligors (other than Borrower), (c) cause each Subsidiary of Borrower or other Corporate Obligor which is not a CFC to guarantee all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Lender, and (d) facilitate the collection of the Collateral. Without limiting the foregoing, Borrower shall, and shall cause each other Obligor to, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (or cause such other applicable Person to take, execute, acknowledge and deliver) to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Lender, as Lender may request from time to time to perfect, protect, and maintain Lender's security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

SECTION 2.5    WAIVERS. Borrower waives any right to require Lender to (a) proceed against any Obligor or any other Person, (b) marshal assets or proceed against or exhaust any security from any Obligor or any other Person, (c) perform any obligation of any Obligor with respect to any Collateral, and (d) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties to Lender, which representations and warranties will survive the execution of this Agreement.

SECTION 3.1    LEGAL STATUS. Each Corporate Obligor is duly organized, validly existing and in good standing under the laws of the State of its organization and is qualified or licensed to do business and is in good standing in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could reasonably be expected to cause a Material Adverse Change. Each Corporate Obligor possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law, except where the failure to so possess the same could not reasonably be expected to cause a Material Adverse Change.

SECTION 3.2    AUTHORIZATION AND VALIDITY. The Loan Documents have been duly authorized and constitute legal, valid and binding agreements and obligations of each Obligor party thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally. The execution, delivery and performance by each Obligor of each of the Loan Documents to which it is a party do not (a) violate any provision of any law or regulation, (b) contravene any provision of any Obligor's organizational documents, (c) result in any breach of or default under any material contract, obligation, indenture or other instrument to which any Obligor is a party or by which any Obligor or its assets may be bound, (d) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, or (e) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority except to the extent related to the perfection of Lender's Liens in the Collateral and to compliance with the Assignment of Claims Act.

SECTION 3.3    LITIGATION. There are no pending, or to Borrower's knowledge on the Closing Date threatened, actions, claims, investigations, suits or proceedings by or before any Governmental Authority, arbitrator, court or administrative agency which could reasonably be expected to cause a Material Adverse Change other than those disclosed in Schedule C.

SECTION 3.4    FINANCIAL STATEMENTS. The annual financial statements of Borrower and its Subsidiaries dated for such Borrower's most recent fiscal year ended, and all interim financial statements delivered to Lender since such date and prior to the date of this Agreement (a) are complete and correct and present fairly the financial condition of Borrower and its Subsidiaries, (b) disclose all liabilities of Borrower and its Subsidiaries that are required to be reflected or reserved against GAAP, whether liquidated or unliquidated, fixed or contingent, and (c) have been prepared in accordance with GAAP consistently applied except, in the case of internally prepared statements, for year-end adjustments and the lack of footnotes).

SECTION 3.5    TAXES. Each Obligor has timely filed (taking into account any requested extension) all tax returns and reports of such Obligor required to be filed by it, and paid when due all taxes (including payroll taxes) shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon such Obligor and its assets, income, businesses and franchises that are due and payable except taxes, assessments, fees and governmental charges which are subject to Permitted Protests. Borrower is not aware of any unpaid material tax (including payroll tax) or assessment or proposed tax (including payroll tax) or assessment against any Obligor except (a) as set forth in Schedule C and (b) taxes (including payroll taxes) owing for current or future periods that are not yet due and payable.

SECTION 3.6    SOLVENCY. Corporate Obligors, taken as a whole, are solvent, are able to pay their debts as they mature, have capital sufficient to carry on their businesses and all businesses in which they are about to engage and the fair saleable value of their assets (calculated on a going concern basis) is in excess of their liabilities.

SECTION 3.7    COMPLIANCE WITH LAWS, ETC. Each Corporate Obligor operates its business in material compliance with all applicable local, state and federal laws, except to the extent non-compliance therewith could not reasonably be expected to cause a Material Adverse Change.

SECTION 3.8    ACCURACY OF INFORMATION. All of the written information submitted by Obligors to Lender and all written disclosures, representations, and warranties made by Obligors to Lender, including in any certification of officers, are true, complete, correct and accurate in all material respects as of the date submitted or made by Obligors to Lender.

SECTION 3.9    NO EVENT OF DEFAULT. No Default or Event of Default has occurred or is continuing under this Agreement.

SECTION 3.10    TITLE; NO OTHER LIENS. Each Obligor has good title to the Collateral and the Real Estate Collateral that is pledged by it pursuant to this Agreement or the other Loan Documents and has exclusive right to grant a security interest in the Collateral and the Real Estate Collateral. The Collateral and the Real Estate Collateral are not subject to any Liens except in favor of Lender and except for Permitted Liens.

SECTION 3.11    ACCOUNTS. Each Eligible Account and Credit Insured Account of Borrower set forth in a borrowing base certificate delivered to Lender, as of the date of such certificate: (a) evidences an absolute, bona fide sale and delivery of goods or rendition of services in the applicable Borrower's ordinary course of business and such goods or services have been accepted by the Account Debtor obligated thereon; (b) is genuine, valid and enforceable against the Account Debtor obligated thereon in the full amount set forth on the invoice evidencing such Account, without offset, defense, counterclaim, deduction, recoupment or contra account (except to the extent the same has reduced the amount thereof in accordance with the definition of “Eligible Accounts”); (c) is owing by an Account Debtor located in the United States of America (or, with respect to each Eligible Credit Insured Account, is insured pursuant to credit insurance in all respects satisfactory to Lender) and is payable in United States dollars; (d) is owing by an Account Debtor that is not an Affiliate of any Obligor; (e) does not represent goods delivered upon “bill and hold,” “consignment,” “guaranteed sale,” “sale or return,” “payment on reorder” or similar terms; (f) the invoice evidencing such Account and all other documents delivered to Lender in connection therewith are genuine and valid and are not mistaken, misleading, fraudulent, incorrect, incomplete or erroneous in any respect (subject to a materiality qualifier with respect to “incorrect,” “incomplete” and “erroneous”); (g) if arising from the sale of Inventory, such Inventory was owned by Borrower and was not subject to any consignment arrangement, encumbrance, security interest or Lien other than in favor of Lender; and (h) has been issued in the name of Borrower or a trade style of Borrower specifically disclosed by Borrower in writing and acknowledged by Lender in writing.

SECTION 3.12    ELIGIBLE INVENTORY.  All Eligible Inventory and Eligible Consigned Inventory of Borrower set forth in a borrowing base certificate delivered to Lender, as of the date of such certificate, is of good and merchantable quality, free from defects. As to each item of such Inventory, it is: (a) owned by a Borrower free and clear of all Liens other than Liens in favor of Lender (and third party carriers' Liens or custom brokers' Liens arising in the ordinary course of business); (b) not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party or otherwise constitutes Eligible Consigned Inventory, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; (c) not goods that have been returned or rejected by Borrower's customers; and (d) not goods that are obsolete or slow moving, that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, “seconds,” or Inventory acquired on consignment. Except as disclosed on Schedule C, the Inventory of Borrower is not stored with a bailee, warehouseman, or similar party; and the Inventory of Borrower is located only at, or in-transit between the locations disclosed on Schedule C (as such Schedule may be updated pursuant to Section 5.8).

SECTION 3.13    ERISA.

(a)    Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, an application for such a letter is currently being processed by the Internal Revenue Service, or the Plan is entitled to rely on a favorable determination letter issued to a prototype or volume submitter plan sponsor. To the best knowledge of Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)    There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to cause a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Change.

(c)    (i) Other than as disclosed in Schedule C, no ERISA Event has occurred, and neither Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Plan, (ii) Borrower and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (iv) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

SECTION 3.14    ADDITIONAL REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower contained in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and on and as of the date of each request by Borrower thereafter for any Advance, except to the extent such representations and warranties expressly relate to an earlier date. Without limiting the foregoing, Borrower represents that no Default or Event of Default shall exist on the Closing Date and on the date of any request by Borrower thereafter for an Advance. The absence of a Default or Event of Default is a condition precedent to any obligation of Lender to make any Advance or other Loan hereunder.

SECTION 3.15    ENVIRONMENTAL COMPLIANCE.

(a)    Except as disclosed in Schedule C, to the knowledge of Borrower, neither it nor any other Obligor (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) has been advised in writing of any basis for any Environmental Liability, except, in each case, as could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

(b)    Except as disclosed in Schedule C, none of the properties currently or formerly owned or operated by Borrower or any other Obligor is listed or proposed for listing on the NPL, the CERCLIS or any analogous federal, state or local list.

(c)    Except as disclosed in Schedule C, neither Borrower nor any other Obligor is undertaking, or has completed, either individually or together with other potentially responsible parties, any material investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

SECTION 3.16    LABOR MATTERS. There are no strikes, lockouts, slowdowns or other material labor disputes against any Corporate Obligor pending or, to the knowledge of Borrower, threatened in writing. The hours worked by and payments made to employees of Corporate Obligors comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not reasonably be expected to cause a Material Adverse Change. No Corporate Obligor has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state law. All payments due from Corporate Obligors, or for which any claim may be made against Corporate Obligors, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on books of the applicable Corporate Obligor. Except as disclosed in Schedule C, no Corporate Obligor is party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to Borrower's knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Corporate Obligor has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Corporate Obligor pending or, to the knowledge of Borrower, threatened in writing to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Corporate Obligor. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Corporate Obligor is bound.

SECTION 3.17    MATERIAL CONTRACTS.  Schedule C sets forth all Material Contracts to which any Corporate Obligor is a party or is bound as of the Closing Date. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the Closing Date. No Corporate Obligor is in breach or in default in any material respect of or under any Material Contract or has received any notice of default under, or of the intention of any other party thereto to terminate, any Material Contract.

SECTION 3.18    TITLED VEHICLES.  Schedule C sets forth a description of all vehicles subject to a certificate of title statute which are owned by any Obligor as of the Closing Date.

SECTION 3.19    CAPITALIZATION.  Schedule C sets forth a complete and accurate description of the authorized capital Stock of Borrower and each of its Subsidiaries, by class, and as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the legal and beneficial owners thereof. Except as set forth on Schedule C, there are no options, warrants or calls relating to any such shares.

ARTICLE IV

AFFIRMATIVE COVENANTS

Borrower covenants that prior to satisfaction, as determined by Lender, of the Lien Release Conditions, Borrower will:

SECTION 4.1    FINANCIAL STATEMENTS. Provide to Lender the financial information set forth in Schedule D, in form and detail satisfactory to Lender, within the time periods set forth in Schedule D.

SECTION 4.2    COLLATERAL REPORTING AND RECORDS. (i) Maintain, and cause each Obligor to maintain, complete and accurate records in all material respects regarding the Collateral, and (ii) provide to Lender all of the information set forth in Schedule E, in form and detail satisfactory to Lender, within the time periods set forth in Schedule E.

SECTION 4.3    FINANCIAL COVENANTS. Comply with the Financial Covenants.

SECTION 4.4    ACCOUNTING RECORDS; INSPECTIONS. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and permit Lender from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the properties of any Corporate Obligor, inspect, audit and make extracts from Borrower's or any other Corporate Obligor's books and records, and discuss with its and their officers, employees, agents, advisors and independent accountants Borrower's and other Corporate Obligors' business, financial condition, assets, prospects and results of operations. Lender shall not have any duty to Borrower to make any inspection, nor to share any results of any inspection, appraisal or report with Borrower. Borrower acknowledges that all inspections, appraisals and reports are prepared by Lender for its purposes, and Borrower shall not be entitled to rely upon them; Borrower shall reimburse Lender for all reasonable charges, costs and expenses of Lender in connection with examinations of any Corporate Obligor's books and records or any other financial or Collateral matters (including inspections, field exams and appraisals) as Lender deems appropriate. Borrower agrees to pay Lender's then standard charges for examination activities, including the standard charges of Lender's internal examination and appraisal groups, as well as the charges of any third party used for such purposes, provided,  however, so long as no Default or Event of Default exists, Borrower shall not be responsible to pay for more than 1 appraisal of Collateral and 2 field exams conducted by Lender in any calendar year.

SECTION 4.5    COMMUNICATIONS WITH CUSTOMERS; NOTICES OF ASSIGNMENT. Permit Lender

(in Lender's name or in the name of a nominee of Lender) to, and Borrower hereby irrevocably authorizes Lender (in Lender's name or in the name of a nominee of Lender) to, communicate with any Account Debtor obligated on an Account, by mail, telephone, facsimile transmission or otherwise, to verify the validity, amount or any other matter relating to any Account and to confirm Borrower's sale of goods or rendition of services to such Account Debtor. Borrower agrees to take such actions as may be reasonably requested by Lender in connection with such verifications. Without limiting the foregoing, Borrower irrevocably authorizes Lender to, at any time, notify Account Debtors of the interest of Lender in Accounts, including pursuant to a Notice of Assignment of Accounts.

SECTION 4.6    COMPLIANCE. Preserve and maintain, and cause each other Corporate Obligor to preserve and maintain, all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business, and comply with the provisions of all documents under which such Obligor is organized and/or which govern such Obligor's continued existence, and with the requirements of all laws, rules, regulations and orders of any Governmental Authority applicable to each such Obligor and/or its business, the failure to maintain or comply with which could reasonably be expected to cause a Material Adverse Change.

SECTION 4.7    USA PATRIOT ACT. (a) Ensure, and cause each Obligor and each Subsidiary of each Corporate Obligor to ensure, that none of its equity owners shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control, the Department of the Treasury or included in any Executive Orders of the President of the United States, (b) not use or permit the use of the proceeds of any Advance hereunder or any other financial accommodation from Lender to violate any of the foreign asset control regulations of the Office of Foreign Assets Control or other applicable law, rule or regulation, (c) comply, and cause each other Obligor and each Subsidiary of each Corporate Obligor to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (d) otherwise comply with the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) as required by federal law and Lender's policies and practices.

SECTION 4.8    MAINTENANCE OF PROPERTIES. Keep all properties useful or necessary to each Obligor's business in good repair and condition (ordinary wear and tear and casualty excepted), and from time to time make all repairs, renewals and replacements in respect of such properties as determined to be necessary by Borrower using commercially reasonable business judgment.

SECTION 4.9    TAXES. Pay and discharge when due, and cause each Obligor to pay and discharge when due, any and all assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, and payroll taxes, except to the extent the validity of any such assessment or tax shall be subject to a Permitted Protest.

SECTION 4.10    NOTICE TO LENDER. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter except for clause (b) below, in respect of which such period shall be ten (10) days, give written notice to Lender in reasonable detail of: (a) the occurrence of any Default or Event of Default; (b) any known material dispute (including, without limitation, any known Commercial Dispute) between an Account Debtor and Borrower, or of the return by or repossession of Goods by Borrower from any Account Debtor other than returns for warranty repair in the ordinary course of business; and (c) the commencement of an Insolvency Proceeding with respect to any Account Debtor of Borrower owing more than $50,000.

SECTION 4.11    INSURANCE. Maintain, and cause each Obligor to maintain, insurance customary for the business in which it is engaged and maintain all risk property insurance coverage covering the full replacement cost of the Collateral, together with general liability insurance, business interruption insurance and credit insurance, in each case, in form, substance, amounts, under agreements and with insurers reasonably acceptable to Lender. The insurance policies must be issued by an insurance company acceptable to Lender and contain a lender loss payable endorsement acceptable to Lender, naming Lender hereunder with respect to assets as lender loss payee with regard to property coverage and as additional insured with regard to liability coverage and collateral assignee or as lender loss payee, as applicable, with regard to business interruption insurance and credit insurance. Borrower shall give Lender prompt notice of any loss exceeding $50,000 covered by the casualty, business interruption or credit insurance of any Obligor. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the sole right to file claims under any property, general liability insurance and credit insurance policies in respect of the Collateral and under any business interruption insurance policy, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

SECTION 4.12    COOPERATION. Take, and cause each Obligor to take, such actions and execute and deliver to Lender such instruments and documents as Lender reasonably requests (including obtaining collateral access and other agreements from third parties as Lender deems necessary) to create, maintain, preserve and protect Lender's (a) first priority security interests in the Collateral other than the Closing Date Equipment (subject only to Permitted Liens), (b) the Lender’s first priority Lien in the Real Property Collateral, and (c) Lender's rights in the Collateral (including the Real Property Collateral), and to carry out the intent of this Agreement and the other Loan Documents.

SECTION 4.13    SUBSIDIARY GUARANTORS. At any time that any Corporate Obligor forms or acquires any direct or indirect domestic Subsidiary at any time after the Closing Date, and such Corporate Obligor is the direct or indirect holder of more than 50% of the Stock in such Subsidiary, such Corporate Obligor shall, within ten (10) days of such formation or acquisition, cause such new Subsidiary to execute in favor of Lender a Guaranty, together with a general security agreement, in form and substance satisfactory to Lender, granting to Lender a Lien on all assets and properties of such Subsidiary other than assets and properties that would constitute Excluded Collateral.

SECTION 4.14    CERTAIN BANK ACCOUNTS. Borrower shall deliver to Lender, within ninety (90) days of the Closing Date, evidence, reasonably acceptable to Lender, of the closure of all Deposit Accounts of Borrower and each other Corporate Obligor not at Lender.

SECTION 4.15    ENVIRONMENTAL COMPLIANCE.

(a)    Borrower shall and shall cause each other Obligor to:

(i)    Comply with, and cause all operators, tenants, subtenants, licensees and occupants of any Mortgage Property to comply with, in all material respects all applicable Environmental Laws and shall obtain and comply with, and cause all operators, tenants, subtenants, licensees and occupants of any Mortgage Property to obtain and comply with, in all material respects all permits, licenses and approvals required by Environmental Laws;

(ii)    At reasonable times, allow Lender and its officers, employees, agents, representatives, contractors and subcontractors reasonable access after reasonable prior notice to any Mortgage Property for the purposes of ascertaining compliance with Environmental Laws and site conditions, including subsurface conditions;

(iii)    Deliver promptly to Lender notice of any Environmental Claim pending or overtly threatened against Borrower or other Obligor or any past or present acts, omissions, events or circumstances (including but not limited to any dumping, leaching, deposition, removal, abandonment, escape, emission, discharge or release of any Hazardous Materials, at, on or under any facility or property now or previously owned, operated or leased by any Obligor that could form the basis of such Environmental Claim, which Environmental Claim, if adversely resolved, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect).

(b)    If at any time Lender obtains any reasonable evidence or information which suggests that a material environmental problem may exist with respect to any Obligor or any Mortgage Property, at Lender’s request, provide or cause the applicable Obligor to provide to Lender an environmental inspection and audit report regarding alleged or actual material noncompliance with Environmental Laws prepared by an environmental engineer or other qualified person reasonably acceptable to Lender at Borrower’s or other applicable Obligor’s expense. If such audit report indicates the presence of any Hazardous Materials not in compliance with Environmental Laws in all material respects, or the threat of a release of any Hazardous Materials, on at or from any Mortgage Property or any other location controlled by Borrower or any other Obligor, the applicable Obligor shall promptly undertake and diligently pursue to completion all legally required investigative, containment, removal, clean-up and other remedial actions, using methods recommended by the engineer or other Person who prepared said audit report or a Person that is reasonably acceptable to Lender selected by such Obligor that is otherwise qualified to make such recommendations, and all of which actions shall be acceptable under Environmental Laws.

(c)    Indemnify, defend and hold harmless Lender and cause each other Obligor to defend and hold harmless Lender from and against any and all liabilities, claims, damages, penalties, expenditures, losses or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by Lender (or any other Person affiliated with Lender or representing or acting for Lender or at Lender’s behest, or with a claim on Lender or to whom Lender has liability or responsibility of any sort related to this Section 4.15) relating to, resulting from or arising out of (i) the use of any Mortgage Property or any other location controlled by any Obligor for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site, (ii) the presence of any Hazardous Materials or a release or the threat of a release of any Hazardous Materials on, at or from any Mortgage Property or any other location controlled by any Obligor, (iii) the failure to promptly undertake and diligently pursue to completion all reasonably appropriate or legally required investigative, containment, removal, clean-up and other remedial actions with respect to a release or the threat of a release of any Hazardous Materials on, at or from any Mortgage Property or any other location controlled by any Obligor, (iv) human exposure to any Hazardous Materials or nuisances of whatever kind to the extent the same arise from the condition of any Mortgage Property or any other location controlled by any Obligor, or the ownership, use, operation, sale, transfer or conveyance thereof, (v) a violation of or non-compliance with any applicable Environmental Laws, or (vi) a material misrepresentation or inaccuracy in any representation or warranty, or a material breach of or failure to perform any covenant made by any Obligor or respecting any location controlled by any Obligor, in this Agreement. Such costs or other liabilities incurred by Lender or other Person described in this Section 4.15 shall be deemed to include any sums which Lender deems necessary or desirable to expend to protect its Liens.

(d)    The liability of Borrower under this Section 4.15 shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of this Agreement or any other Loan Document by or for the benefit of any Obligor or any subsequent owner of any Mortgage Property except for an amendment or modification which expressly refers to this Section 4.15, (ii) any extensions of time for payment or performance required by this Agreement or any other Loan Document, (iii) the release of any Obligor or any other Person from the performance or observance of any of the agreements, covenants, terms or conditions contained in this Agreement or any other Loan Document by operation of law, Lender’s voluntary act or otherwise, (iv) the invalidity or unenforceability of any of the terms or provisions of this Agreement or any other Loan Document, (v) any exculpatory provision contained in this Agreement or any other Loan Document limiting Lender’s recourse to property encumbered by any mortgage or to any other security or limiting Lender’s rights to a deficiency judgment against any Obligor, (vi) any applicable statute of limitations, (vii) any investigation or inquiry conducted by or on behalf of Lender or any information which Lender may have or obtain with respect to the environmental or ecological condition of any Mortgage Property, (viii) the sale, assignment or foreclosure of any interest in the Collateral or Real Estate Collateral, (ix) the sale, transfer or conveyance of all or part of any Mortgage Property, (x) the dissolution and liquidation of any Obligor, (xi) the release or discharge, in whole or in part, of any Obligor in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding, or (xii) any other circumstances which might otherwise constitute a legal or equitable release or discharge of any Obligor, in whole or in part.

(e)    Notwithstanding anything to the contrary contained herein, the liability and obligations of Borrower under this Section 4.15 shall survive the payment in full of all of the Obligations, unless such liability and obligations are terminated by Lender with express reference to this Section 4.15.

SECTION 4.16    POST-CLOSING OBLIGATIONS. The obligation of Lender to continue to make Advances after the Closing Date, in addition to the other conditions set forth in this Agreement, is subject to the fulfillment by Borrower, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so fulfill any such subsequent condition shall constitute an Event of Default):

(a)    within 30 days of the Closing Date, deliver to Lender endorsements (or, if applicable, collateral assignments) in form and substance reasonably satisfactory to Lender with respect to insurance required by Section 4.11;

(b)    within 60 days of the Closing Date, deliver to Lender an ALTA survey of the property described in the Mortgage together with an endorsement to the title insurance policy deleting the survey exception, in each case in form and substance satisfactory to Lender in its discretion;

(c)    provided the survey set forth in clause (c) above is satisfactory to the Lender as set forth therein, within 30 days after delivery to Lender of such survey Borrower also shall submit a new perimeter plan, prepared by the surveyor and based upon such survey together with a new legal description based on said perimeter plan, in each case in form and substance satisfactory to Lender in its sole discretion, and shall execute and deliver to Lender an amendment to the Mortgage, in form and substance satisfactory to Lender in its sole discretion, amending the legal description in such Mortgage to be as set forth in said perimeter plan, as well as an endorsement from the title insurance company amending the description in the title policy to conform to the perimeter plan;

(d)    on or before January 5, 2018, deliver to Lender evidence that all obligations in respect of the Parent Subordinated Debt have been paid in full and the holders thereof have acknowledged the same in writing; and

(e)    on or before January 5, 2018, deliver to Lender the original stock certificate representing the Stock of Borrower owned by Parent, together with an undated stock power executed in blank.

ARTICLE V

NEGATIVE COVENANTS

Borrower covenants that, prior to satisfaction, as determined by Lender, of the Lien Release Conditions:

SECTION 5.1    USE OF FUNDS. No Obligor will use any of the proceeds of any Loan or any other credit extended under this Agreement, as the case may be, for purposes other than (a) to pay Lender Expenses incurred in connection with this Agreement and the other Loan Documents; (b) to refinance outstanding principal, accrued interest and accrued fees and expenses owing to UniBank for Savings; (c) to fully repay the Parent Subordinated Debt and accrued and unpaid interest thereon; or (d) thereafter, consistent with the terms of this Agreement, for lawful purposes. Borrower will not use the proceeds of any extension of credit to purchase or carry margin stock or for any other purpose that violates the terms of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

SECTION 5.2    MERGER, CONSOLIDATION, TRANSFER OF ASSETS, TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS. No Corporate Obligor will (a) merge with or consolidate with any other Person (except that a Corporate Obligor may merge with and into Borrower provided Borrower is the surviving entity); (b) make any substantial change in the nature of any of its business as conducted as of the Closing Date; (c) become a member or partner in a joint venture, partnership or limited liability company; (d) acquire all or substantially all of the assets of any other Person (or any division, business unit or line of business of any other entity), or acquire any assets outside the ordinary course of such Corporate Obligor's business; (e) sell, lease, transfer or otherwise dispose of any of its assets, except for Permitted Dispositions; (f) create or acquire any Subsidiary; (g) enter into any other transaction outside the ordinary course of business (including any sale and leaseback transaction); or (h) liquidate, wind up, or dissolve itself or suspend or cease operation of a substantial portion of its business.

SECTION 5.3    LOANS, ADVANCES, INVESTMENTS. No Corporate Obligor will make any investment in any Person, whether in the form of loans, advances, guarantees, capital contributions or other investment, other than Permitted Investments.

SECTION 5.4    DIVIDENDS, DISTRIBUTIONS. No Corporate Obligor will declare or pay any dividend or distribution either in cash or any other property in respect of any Stock in any Corporate Obligor, or redeem, retire, repurchase or otherwise acquire any Stock of any Corporate Obligor; provided,  that any Subsidiary of a Corporate Obligor may pay dividends or distributions to such Corporate Obligor.

SECTION 5.5    LIENS. No Corporate Obligor will mortgage, pledge, grant or permit to exist a security interest in, or Lien upon, all or any portion of any Corporate Obligor's assets now owned or subsequently acquired, except Permitted Liens.

SECTION 5.6    INDEBTEDNESS.  No Corporate Obligor will incur Indebtedness other than Permitted Indebtedness.

SECTION 5.7    AFFILIATE TRANSACTIONS. No Corporate Obligor will, directly or indirectly, enter into, or permit to exist, any transaction with any Affiliate of such Obligor, except for (a) transactions expressly permitted by this Agreement, (b) transactions existing on the Closing Date and set forth in Schedule C, (c) transactions that are in the ordinary course of such Obligor's business, and are on fair and reasonable terms that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-affiliated Person, and (d) to the extent not otherwise permitted by this Section 5.7, the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and directors of such Corporate Obligor who are Affiliates in the ordinary course of business and consistent with industry practice.

SECTION 5.8    ORGANIZATIONAL CHANGES AND LOCATIONS OF INVENTORY. Without giving Lender at least 30 days prior written notice, (a) no Corporate Obligor will change its name, chief executive office, principal residence, organizational documents, organizational identification number, state of organization, organizational identity, or “location” as defined in Section 9-307 of the Code and (b) no Obligor that is a natural Person will change its name as set forth on such Obligor's driver's license or other special identification card issued by any state. Borrower will not permit Inventory to be located at any location such that the representations and warranty in the last sentence of Section 3.12 no longer shall be true, provided that Borrower may amend Schedule C as it pertains to Inventory locations so long as such amendment occurs by written notice to Lender not less than 10 days prior to the date on which such Inventory is moved to a new location and so long as Lender, in its sole discretion, has consented to such amendment.

SECTION 5.9    CHANGE OF ACCOUNTING METHOD. No Obligor will modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP).

SECTION 5.10    PAYMENTS OF SUBORDINATED DEBT. No Obligor will make any payment of Subordinated Debt except to the extent no Default or Event of Default then exists and such payment is otherwise permitted by the applicable subordination agreement.

SECTION 5.11    SUBORDINATED DEBT DOCUMENTS. No Obligor will enter into or execute any amendment or modification to any Subordinated Debt Document except (a) extensions of the maturity date of any Subordinated Debt or (b) with the prior written consent of Lender.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.1    EVENTS OF DEFAULT. Any one of the following shall constitute an “Event of Default” under this Agreement:

(a)    Borrower fails to pay when due any Obligation.

(b)    Any financial statement or certificate furnished by an Obligor to Lender in connection with, or any representation or warranty made or deemed made by an Obligor under, this Agreement or any other Loan Document proves to be incorrect, false or misleading in any material respect when furnished or made (or deemed made).

(c)    Borrower fails to perform or observe any covenant or other agreement contained in this Agreement other than Section 4.8 and Section 4.1 (with respect only to each clause (a) and (b) in Schedule D).

(d)    Borrower fails to perform or observe any covenant or other agreement contained in (i) Section 4.8 and such failure continues for a period of ten (10) days after the earlier of (x) the date on which such failure shall first become known to any officer of Borrower or (y) written notice thereof is given to Borrower by Lender, and (ii) Section 4.1 (with respect only to each clause (a) and (b) in Schedule D) and such failure continues for a period of five (5) days.

(e)    Borrower or any other Obligor fails to perform or observe any covenant or other agreement in any of the other Loan Documents, and such failure continues for a period of ten (10) days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Lender.

(f)    Any breach or default by a Corporate Obligor under any document, instrument or agreement to which it is a party or by which such Corporate Obligor or any of its properties is bound, relating to Indebtedness (other than Subordinated Debt) in excess of $25,000, if the maturity of or any payment with respect to such Indebtedness may be accelerated or demanded due to such breach or default.

(g)    There shall be issued or filed against a Corporate Obligor any attachment, injunction, order, writ, or judgment (not covered by insurance), involving an amount in excess of $50,000.

(h)    Any Corporate Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business.

(i)    Any Obligor becomes the subject of an Insolvency Proceeding, or any Corporate Obligor suspends or ceases operation of all or a material portion or line of its business.

(j)    The dissolution or liquidation of any Corporate Obligor or the death or incapacity of any Obligor that is a natural Person, or any time a Change of Control occurs.

(k)    (i) An ERISA Event occurs subsequent to the Closing Date with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000 which could reasonably likely cause a Material Adverse Change, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000 or which could reasonably likely cause in a Material Adverse Change.

(l)    Any Obligor or any senior management of any Corporate Obligor is, or at any time has been, criminally indicted or convicted of a state or federal felony criminal offense.

(m)    The results of any background investigation or report conducted by Lender with respect to any of a Corporate Obligor's senior management or senior financial personnel who becomes an employee after the Closing Date fail to be satisfactory to Lender, in Lender's reasonable discretion.

(n)    Any Obligor repudiates or revokes or purports to repudiate or revoke any obligation under its Guaranty or under any other Loan Document to which it is a party.

SECTION 6.2    REMEDIES.

Upon the occurrence and during the continuation of an Event of Default, Lender may (a) declare the Obligations (including the Revolver Note, Real Estate Term Loan Note, and M&E Term Loan Note) to be immediately due and payable, at which time such Obligations shall be immediately due and payable and Borrower shall be obligated to immediately repay all of such Obligations in full, without presentment, demand, protest, notice of dishonor, or other notice of any kind or other requirement of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the Line of Credit and decline to make further Advances or other extensions of credit under this Agreement and any of the Loan Documents, and (c) exercise any or all rights, powers and remedies available hereunder and under each of the other Loan Documents, or accorded by law or equity, provided,  however, upon the occurrence of an Event of Default specified in Section 6.1(i), the Obligations (and the Revolver Note, Real Estate Term Loan Note, and M&E Term Loan Note) automatically shall become due and payable without any further act of Lender. All rights, powers and remedies of Lender may be exercised at any time by Lender and from time to time after the occurrence and during the continuation of an Event of Default, and the same are cumulative and not exclusive, and will be in addition to any other rights, powers or remedies provided by law or equity.

SECTION 6.3    REMEDIES WITH RESPECT TO COLLATERAL.

Without limiting any rights or remedies Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(a)    Lender may take any and all actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity (including all rights of a secured creditor under the Code), and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

(b)    Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or any Obligor's name, and apply any such collections against the Obligations as Lender may elect; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew, settle or discharge any rights or benefits of each Obligor with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral as Lender deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of any Obligor and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c)    Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower's name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d)    Lender may take possession of the Collateral and, without removal, render Borrower's Equipment unusable. Upon Lender's request, each Obligor shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender.

(e)    Lender may and without any notice to, consent of or any other action by Borrower's (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender or any Affiliate of Lender, and (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender to or for the credit or the account of Borrower, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f)    (i) Lender may, without demand, advertising or notice, all of which Borrower hereby waives (except as the same may be required by the Code or other applicable law and is not waivable under the Code or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Lender (provided such price and terms are commercially reasonable within the meaning of the Code to the extent such sale or other disposition is subject to the Code requirements that such sale or other disposition must be commercially reasonable), (A) sell, lease, license or otherwise dispose of any and all Collateral, or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion. To the extent permitted by applicable law, Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Lender to the purchase price payable in connection with such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any public sale of any Collateral from time to time by an announcement at the time and place of the sale to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided,  however, that Lender shall provide Borrower with written notice of the time and place of such postponed or adjourned sale. Borrower hereby acknowledges and agrees that Lender's compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

(ii)    Borrower shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii)    Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including warranties of title, possession, merchantability and fitness for a particular purpose. Borrower hereby acknowledges and agrees that Lender's disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrower will be credited only with payments actually made in cash by the recipient of such Collateral and received by Lender and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 6.3(f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g)    (i) All rights of Borrower to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Lender (without requiring any notice) cease, and all such rights shall thereupon become vested solely in Lender, and Lender (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (a) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by Borrower that any such transfer and registration may be effected by Lender through its irrevocable appointment as attorney-in-fact pursuant to Section 6.3(g)(ii), (b) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (c) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including all economic rights, all control rights, authority and powers, and all status rights of Borrower as a member or as a shareholder (as applicable) of the issuer of such Investment Property), (d) collect and receive all dividends and other payments and distributions made thereon, (e) notify the parties obligated on any Investment Property to make payment to Lender of any amounts due or to become due thereunder, (f) endorse instruments in the name of Borrower to allow collection of any Investment Property, (g) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (h) consummate any sales of Investment Property or exercise any other rights as set forth in Section 6.3(f), (i) otherwise act with respect to the Investment Property as though Lender were the outright owner thereof, and (j) exercise any other rights or remedies Lender may have under the other Loan Documents, the Code, other applicable law, or otherwise.

(ii)    BORROWER HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS ITS PROXY AND ATTORNEY-IN-FACT FOR SUCH OBLIGOR WITH RESPECT TO ALL OF BORROWER'S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN LENDER'S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE INVESTMENT PROPERTY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO BORROWER FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF BORROWER AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER OF SUCH INVESTMENT PROPERTY) TO WHICH A HOLDER OF THE INVESTMENT PROPERTY WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE INVESTMENT PROPERTY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND EXECUTE ANY INSTRUMENT WHICH LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT.

(iii)    In order to further effect the foregoing transfer of rights in favor of Lender, during the continuance of an Event of Default, Borrower hereby authorizes and instructs each issuer of Investment Property pledged by Borrower to comply with any instruction received by such issuer from Lender without any other or further instruction from Borrower, and Borrower acknowledges and agrees that each such issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Lender.

(iv)    Upon exercise of the proxy set forth herein, all prior proxies given by Borrower with respect to any Investment Property, as applicable (other than to Lender), are hereby revoked, and no subsequent proxies (other than to Lender) will be given with respect to any Investment Property, unless Lender otherwise subsequently agrees in writing. Lender, as proxy, will be empowered and may exercise the irrevocable proxy to vote the other Investment Property at any and all times during the existence of an Event of Default, including at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Lender shall have no agency, fiduciary, or other implied duties to Borrower, any issuer of Investment Property, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Borrower hereby waives and releases any claims that it may otherwise have against Lender with respect to any breach, or alleged breach, of any such agency, fiduciary, or other duty.

(v)    Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Lender of any instruction to any issuer of Investment Property or any exercise by Lender of an irrevocable proxy or otherwise, Lender shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Lender expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable organizational documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 6.3(f)). The execution and delivery of this Agreement shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, the liability of Borrower under the organizational documents of any issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Lender, or the exercise by Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of Borrower to, under, or in connection with any of the issuer or any related agreements, documents, or instruments or otherwise.

(h)    Lender shall have the right in Lender's sole discretion to determine which rights, security, Liens or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender's other rights, security, Liens or remedies with respect to such Property, or any of Lender's rights or remedies under this Agreement or any other Loan Document.

(i)    Borrower agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Lender shall not be responsible to Borrower or any other Person for loss or damage resulting from Lender's failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of Borrower to Lender.

(j)    Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) to the extent permitted by applicable law, all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1    UCC TERMS. When used herein, unless otherwise indicated herein, the terms “Account,” “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “General Intangible,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Proceeds,” “Record” and “Supporting Obligation” shall have their respective meanings set forth in the Code.

SECTION 7.2    NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents will affect or operate as a waiver of such right, power or remedy; nor will any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default (including any Default or Event of Default) under any of the Loan Documents must be in writing and will be effective only to the extent set forth in such writing.

SECTION 7.3    NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the address for such party set forth below each party's name on the signature pages of this Agreement or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand will be deemed given or made as follows: (a) if sent by hand delivery or overnight courier, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; (c) if sent by telecopy, upon receipt; and (d) if sent by electronic mail, upon sender's receipt of an acknowledgment from the intended recipient (such as by “return receipt requested” function, as available, return email or other written acknowledgment).

SECTION 7.4    COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower will pay to Lender immediately upon demand the full amount of all then outstanding and invoiced Lender Expenses. All such costs, fees and expenses shall be payable on demand and, with respect to Lender, may be charged by Lender to the Loan Account. Borrower's obligations set forth in this Section 7.4 will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect.

SECTION 7.5    TAXES. All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of such Taxes is required, Borrower agrees to pay the full amount of such Taxes. This provision shall apply only if Lender has delivered to Borrower a completed Form W-9 that is effective prior to any payment.

SECTION 7.6    GENERAL. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the parties; provided that Borrower may not assign or transfer any of its interests, rights or obligations under this Agreement without Lender's prior written consent. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under this Agreement and the other Loan Documents. In the event of any assignment by Lender of all of its rights and obligations as “Lender” under this Agreement and the other Loan Documents, Borrower agrees that Lender shall have no ongoing obligations in such capacity hereunder and thereunder and shall look only to assignee for performance after such assignment of the obligations of “Lender” hereunder and thereunder. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Lender with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter of this Agreement. This Agreement may be amended or modified only in writing signed by each party to this Agreement. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other Person will be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents. If any provision of this Agreement or any other Loan Document will be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement or the other Loan Documents. This Agreement may be executed in any number of counterparts, each of which when executed and delivered will be deemed to be an original, and all of which when taken together will constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement and any party's failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

SECTION 7.7    INDEMNITY. Borrower indemnifies Lender and its Affiliates, Subsidiaries, directors, officers, employees, representatives, agents, and attorneys, and holds them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys' fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, this Agreement, any of the Loan Documents, or the Collateral or any relationship or agreement between Lender and the Obligors, provided that this indemnity will not extend to damages that a court of competent jurisdiction finally determines in a non-appealable judgment to have been caused by the indemnitee's own gross negligence or willful misconduct. Regardless of any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section will survive any termination of this Agreement or repayment of the Obligations and will for all purposes continue in full force and effect.

SECTION 7.8    GOVERNING LAW. The validity of this Agreement and the other Loan Documents (unless otherwise expressly provided in such Loan Document) and the construction, interpretation, and enforcement of this Agreement and the other Loan Documents, and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Agreement and the other Loan Documents will be determined under, governed by and construed in accordance with the laws of the Applicable State, without regard to conflicts of laws principles.

SECTION 7.9    CONSEQUENTIAL DAMAGES. No claim may be made by Borrower against Lender, or any Affiliate, Subsidiary, director, officer, employee, representative, agent, attorney or attorney-in-fact of any of them for any special, indirect, consequential, or punitive damages in respect of any claim for breach of contract or other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document or any related act, omission, or event, and Borrower waives, releases, and agrees not to sue upon any claim for such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 7.10    SAVINGS CLAUSE.

(a)    No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in this Agreement or any other Loan Document or otherwise in connection with this Agreement, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums owed pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the Obligations of Borrower hereunder; if the principal of such Obligations has been paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable exceeds the maximum rate permitted by applicable law, Borrower and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of this Agreement so that interest for the entire term does not exceed the maximum rate permitted by law.

(b)    If at any time the rate of interest applicable to the Obligations of Borrower hereunder,  together with any other fees and other amounts payable pursuant to this Agreement and the other Loan Documents and deemed interest under applicable law, exceeds that amount that would have accrued at the maximum rate permitted by applicable law, then the amount of interest and any such fees and other amounts to accrue to Lender pursuant to this Agreement and the other Loan Documents shall be limited, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount that would have accrued at the maximum rate permitted by applicable law, but to the extent permitted by applicable law, any subsequent reductions, as applicable, shall not reduce the interest to accrue to Lender pursuant to this Agreement and the other Loan Documents below the maximum rate permitted by applicable law until the total amount of interest accrued pursuant to this Agreement and the other Loan Documents and such fees and other amounts deemed to be interest equals the amount of interest, fees and other amounts that would have accrued to Lender but for the effect of this Section 7.10.

SECTION 7.11    RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of an Event of Default which is continuing, (a) Borrower authorizes Lender, at any time and from time to time, without notice, which is hereby expressly waived by Borrower, and whether or not Lender will have declared any extension of credit under this Agreement to be due and payable in accordance with the terms of this Agreement, to set off against, and to appropriate and apply to the payment of, the Obligations then owing, any and all amounts then owing by Lender to any Borrower (whether payable in U.S. dollars or any other currency, whether matured or unmatured, and in the case of deposits, whether general or special (except trust, escrow and payroll accounts), time or demand and however evidenced), and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such the Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender, in its sole discretion, may elect. Borrower grants to Lender a security interest in all deposits and accounts maintained with Lender to secure the payment of all Obligations.

SECTION 7.12    CONFIDENTIALITY. Lender agrees that material, non-public information regarding Borrower, its operations, assets, and existing and contemplated business plans will be treated by Lender in a confidential manner, and will not be disclosed by Lender to Persons who are not parties to this Agreement, except (i) to Lender's Affiliates, attorneys, representatives, agents and other advisors to the extent such Persons are directed not to disclose such information as required under this Agreement and to officers, directors and employees of Lender, (ii) as required by law or by any court, governmental or regulatory authority, (iii) as agreed by Borrower, (iv) if such information becomes generally available to the public, (v) in connection with any litigation or adversary proceeding involving claims related to this Agreement or the assignment, participation or pledge of Lender's interest in this Agreement, provided that any prospective participant or assignee has been directed not to disclose such information as required under this Agreement, (vi) to equity owners of any Obligor (other than equity owners of Parent who are not officers of any Obligor), or (vii) in connection with the exercise by Lender of any right or remedy under this Agreement, any other Loan Document or at law. Lender may use the name, logos, and other insignia of Borrower and the maximum amount of the credit facilities provided under this Agreement in any “tombstone” or comparable advertising, on its website or in other marketing materials of Lender.

SECTION 7.13    DATA TRANSMISSION. Lender assumes no responsibility for privacy or security risks as a result of the method of data transmission selected by Borrower or any other Obligor. Lender only assumes responsibility for data transmitted from Borrower once the data is received within Lender's internal network. Lender assumes no responsibility for privacy or security for data transmitted from Lender to any Obligor once the data is dispensed from internal network.

SECTION 7.14    PATRIOT ACT NOTICE. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, Lender is required to obtain, verify and record information that identifies Borrower and each other Obligor, which information includes the name and address of such Obligor and other information that will allow Lender to identify each Obligor in accordance with the Patriot Act. In addition, if Lender is required by law or regulation or internal policies to do so, it shall have the right to periodically conduct (a) Patriot Act searches, OFAC/PEP searches, and customary individual background checks for each Obligor, and (b) OFAC/PEP searches and customary individual background checks of each Corporate Obligor's senior management and key principals, and Borrower agrees to cooperate, and to cause each other Obligor to cooperate, in respect of the conduct of such searches and further agree that the reasonable costs and charges for such searches shall constitute Lender Expenses.

SECTION 7.15    VENUE. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE APPLICABLE STATE (AS DEFINED BELOW) AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE DISTRICT OF MASSACHUSETTS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 7.15.

SECTION 7.16    WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (A) THIS AGREEMENT OR (B) THE LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER AND LENDER, AND BORROWER AND LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER FURTHER REPRESENT THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT EACH OF BORROWER AND LENDER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

SECTION 7.17    CONSTRUCTION.

(a)    Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations shall mean: (i) the payment or repayment in full in immediately available funds of (x) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans together with the payment of any premium applicable to the repayment of the Loans, (y) all Lender Expenses that have accrued and are unpaid regardless of whether demand has been made therefor and (z) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid; (ii) in the case of obligations with respect to Bank Products (other than in respect of Hedge Agreements), providing Lender cash collateral for such Bank Products in an amount determined by Lender as sufficient to satisfy the reasonably estimated credit exposure therefor; (iii) the receipt by Lender of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys' fees and legal expenses), such cash collateral to be in such amount as Lender reasonably determines is appropriate to secure such contingent Obligations; and (iv) the payment or repayment in full in immediately available funds of all other outstanding Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Obligations) under Hedge Agreements) other than (x) unasserted contingent indemnification Obligations, (y) any obligations in respect of Bank Products (other than Hedge Agreements) that, at such time, are allowed by Lender to remain outstanding without being required to be repaid and (z) any obligations under Hedge Agreements that, at such time, are allowed by the applicable provider of such Hedge Agreements to remain outstanding without being required to be repaid.

(b)    The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation.” Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent not prohibited by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; and (e) any Person include successors and assigns.

[Signature page follows]

The parties have caused this Agreement to be executed effective as of the Closing Date.

BORROWER			ADDRESS FOR BORROWER

MICRON PRODUCTS INC.			Micron Products Inc.
25 Sawyer Passway
By	/s/ SALVATORE EMMA, JR.		Fitchburg, Massachusetts 01420
	Name:	SALVATORE EMMA, JR.	Attention: Salvatore Emma, Chief Executive Officer
	Title:	PRESIDENT & CEO	Fax No.: 978-342-0168
Email: SEMMA@MICRONPRODUCTS.COM

LENDER			ADDRESS FOR LENDER

ROCKLAND TRUST COMPANY			Rockland Trust Company
120 Liberty Street
By	/s/ Thomas Meehan		Brockton, MA 02301
	Name:	Thomas Meehan	Attention: Thomas Meehan, Relationship Manager
	Title:	Relationship Manager	Phone: 781.982.6389
Facsimile: 508.732.7627
Email: Thomas.Meehan@RocklandTrust.com

Signature Page to Credit Agreement

Schedule A

to

Credit and Security Agreement

DEFINITIONS

"Advances" means advances made or deemed made by Lender to Borrower pursuant to Section 1.1(a) or otherwise in accordance with this Agreement.

"Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided,  however, that, for purposes of the definition of Eligible Accounts and Section 5.6, (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of the board of directors or equivalent governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.

"Applicable State" means the Commonwealth of Massachusetts.

"Assignment of Claims Act" means the Assignment of Claims Act, 31 USC §3727, as amended from time to time.

"Availability" means, as of any date of determination, the amount by which the lesser of the Borrowing Base and the Maximum Revolver Amount exceeds the then outstanding Advances.

"Bank Products" means any one or more of the following financial products or accommodations extended to any Obligor by a Lender: (a) commercial credit cards, (b) commercial credit card processing services, (c) debit cards, (d) stored value cards, (e) purchase cards (including so-called "procurement cards" or "P-cards"), or (f) cash management and related services (including treasury, depository, return items, overdraft, controlled disbursement, merchant stored value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer and other cash management arrangements).

"Bankruptcy Code" means Title 11 of the United States Code as in effect from time to time.

"Borrower" has the meaning set forth in the preamble to this Agreement.

"Borrowing Base" has the meaning set forth in Schedule B-1.

"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close under the rules and regulations of the Federal Reserve System.

"Capital Expenditures" means, with respect to any Person, all liabilities incurred or expenditures made by such Person for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

"Capitalized Lease" means any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP.

"Cash Taxes" means, for the applicable period, for Borrower and its Subsidiaries on a consolidated basis, the aggregate of all income taxes of such Persons as determined in accordance with GAAP, to the extent the same are paid in cash.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

"CERCLIS" means the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

"CFC" means a controlled foreign corporation (as that term is defined in the Internal Revenue Code of 1986,

as in effect from time to time).

"Change in Law" means the occurrence, after the date of this Agreement, of the adoption or taking effect of any new or changed law, rule, regulation or treaty, or the issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives issued in connection with that Act, and (y) all requests, rules, guidelines or directives promulgated by Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor authority) or the United States regulatory authorities, in each case pursuant to Basel III, will in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

"Change of Control" means (a) Micron Solutions, Inc., a Delaware corporation, ceases to own beneficially and of record 100% of the Stock of Borrower, (b) Borrower ceases to own beneficially and of record 100% of the Stock of any of its Subsidiaries, or (c) a change in the majority of directors of Micron Solutions, Inc., a Delaware corporation, during any 12 month period, unless approved by the majority of directors serving at the beginning of such period.

"Closing Date" means the date on which Lender executes this Agreement as set forth below Lender's signature block on the signature page of this Agreement.

"Code" means the Uniform Commercial Code, as in effect from time to time in the Applicable State. To the extent that defined terms set forth in this Agreement have different meanings under different Articles under the Uniform Commercial Code, the meaning assigned to each such defined term under Article 9 of the Uniform Commercial Code will control.

"Collateral" means, collectively, (a) all properties, assets and rights of Borrower, wherever located, whether now owned or hereafter acquired or arising, and all Proceeds and products thereof, including: all Accounts, Chattel Paper (including Electronic Chattel Paper), Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Goods, Inventory (including all merchandise and other Goods, and all additions, substitutions and replacements thereof, together with all Goods and materials used or usable in manufacturing, processing, packaging or shipping such Inventory), Equipment, Instruments, Investment Property, Letter-of-Credit Rights, returned Goods, and Supporting Obligations; all reserves, matured funds, credit balances and other property of Borrower in Lender's possession; all rights of stoppage in transit, replevin, repossession, reclamation and all other rights and remedies of an unpaid vendor; all of Borrower's Records; and all insurance policies and Proceeds and rights relating thereto, and (b) all other assets and properties of any Obligor in or upon which Lender is granted or holds a Lien pursuant to the Loan Documents.  Notwithstanding the foregoing, or anything to the contrary herein, the Collateral shall not include the Excluded Collateral.

"Collateral Access Agreement" means an agreement reasonably satisfactory in form and substance to Lender executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of real estate leased by Borrower, pursuant to which such Person (i) acknowledges Lender's Lien on the Collateral, (ii) releases or subordinates such Person's Liens in the Collateral held by such Person or located on such real estate, (iii) provides Lender with access to the Collateral held by such bailee or other Person or located in or on such real estate, (iv) as to any landlord, provides Lender with a reasonable time to sell and dispose of the Collateral from such real estate, and (v) makes such other agreements with Lender as Lender may reasonably require.

"Collection Account" has the meaning set forth in Section 1.4(a).

"Collections" means cash, checks, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds) received by Lender in respect of Collateral.

"Commercial Dispute" means any written dispute or claim in any respect regardless of merit (including, without limitation, any alleged dispute as to price, invoice terms, quantity, quality or late delivery and claims of release from liability, counterclaim or any alleged claim of deduction, offset, or counterclaim or otherwise) arising out of or in connection with an Account or any other transaction related thereto.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time.

"Compliance Certificate" means a certificate in the form of Schedule F delivered by the chief financial officer of Borrower to Lender.

"Consignee Customers" means AMBU Sdn. Bhd., Cardinal Health Germany Covidien Deutschland GmbH) and 3M Canada.

"Contract LIBOR Rate" has the meaning set forth in Schedule B-1.

"Contract Prime Rate" has the meaning set forth in Schedule B-1.

"Corporate Obligor" means an Obligor that is not a natural Person.

"Cost" means Borrower's standard cost of Inventory.

"Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.

"Daily One Month LIBOR" means, for any date of determination, the rate per annum for United States dollar deposits with a maturity of one (1) month as reported on Reuters LIBOR01 Screen (or any successor page) at approximately 11:00 am London time on such date of determination or, if such day is not a London business day, then on the immediately preceding London business day.  If such rate is not so reported, such rate shall be as determined by Lender from another recognized source or interbank quotation.  When interest or any fee hereunder is determined in relation to Daily One Month LIBOR, each change in such interest rate or fee shall become effective each Business Day that Lender determines that Daily One Month LIBOR has changed.

"Default" means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

"Default Period" means each period commencing upon the occurrence and during the continuation of an Event of Default.

"Default Rate" means the Default Rate set forth in Schedule B-1 annexed hereto.

"Deposit Account Control Agreements" has the meaning set forth in Section 1.4(a).

"Dilution" means, with respect to any Person for any period of determination selected by Lender, a percentage that is the result of dividing the dollar amount of the aggregate of all bad debt write-downs, discounts, allowances, credits, deductions and other dilutive items for such period as determined by Lender with respect to such Person's Accounts for such period, by such Person's billings with respect to Accounts for such period.

"Eligible Accounts" mean Accounts created by Borrower, in the ordinary course of Borrower's business, that arise out of the sale of goods or the rendition of services, that comply with each of the representations and warranties in all material respects respecting Eligible Accounts made in the Loan Documents and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided that such criteria may be revised from time to time by Lender in the exercise of its Permitted Discretion.  Eligible Accounts shall not include the following:

(i) any Account that (x) is unpaid more than 90 days from the original invoice date;

(ii) any Account that is unpaid for more than 60 days after the original due date;

(iii) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause (ii);

(iv) any Account for which there exists any right of setoff, defense, dispute or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted, to the extent of such setoff, defense, dispute or discount;

(v) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not solvent, has gone out of business, or as to which any Obligor has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

(vi) any Account with respect to which the Account Debtor is a Governmental Authority unless such Governmental Authority has approved funding for goods or services relating to such Account and (A) if such Governmental Authority is the United States of America or any department, agency or instrumentality of the United States of America, Borrower shall have complied in all respects, to the satisfaction of Lender, with the Assignment of Claims Act, (B) if such Governmental Authority is any state of the United States of America, or any municipality, political subdivision or other governmental entity of any such state, Borrower shall have complied in all respects, to the satisfaction of Lender, with any statute in effect in such state that is substantially similar to the Assignment of Claims Act, as determined by Lender and (C) if such Governmental Authority is a Person not described in the foregoing clauses (A) or (B), Borrower shall deliver or cause to be delivered to such Person, in form and content acceptable to Lender, a written Notice of Assignment of Accounts in favor of Lender with respect to all Accounts owing by such Governmental Authority to Borrower;

(vii) any Account which represents an obligation of an Account Debtor located in a foreign country;

(viii) any Account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, Affiliate, partner, member, parent or Subsidiary of an Obligor;

(ix) that portion of any Account which represents interim or progress billings or title retention rights on the part of the Account Debtor;

(x) Accounts representing "C.O.D." sales;

(xi) Accounts arising in a transaction where Goods are placed on consignment (other than consignments with Consignee Customers) or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, or any other terms by reason of which the payment by the Account Debtor may be conditional or contingent;

(xii) that portion of Accounts which has been restructured, extended, amended or otherwise modified;

(xiii) Accounts that are not payable in U.S. dollars;

(xiv) bill and hold invoices, except those with respect to which Lender shall have received an acceptable agreement in writing from the Account Debtor confirming the unconditional obligation of the Account Debtor to take the goods related to the Account and pay such invoice, so long as such Accounts satisfy all other criteria for Eligible Accounts;

(xv) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

(xvi) Accounts that are subject to any Lien other than Liens in favor of Lender or Liens subordinate in priority to the Liens of Lender pursuant to a subordination, intercreditor or other similar agreement, in form and substance satisfactory to Lender, duly executed by the holder of such other Lien;

(xvii) that portion of any Account which represents finance charges, service charges, sales taxes, or excise taxes;

(xviii) unless Lender otherwise agrees in its discretion, Accounts, (A) the payment of which is not remitted directly to the Collection Accounts or (B) due from Account Debtors who do not remit all payments thereof directly to the Collection Accounts; provided,  that, subsection (xviii) shall not apply during the ninety (90) days after the Closing Date; or

(xix) Accounts or that portion of Accounts otherwise deemed ineligible by Lender in its Permitted Discretion.

“Eligible Credit Insured Accounts” means Accounts of Borrower which, but for the subsection (vii) of the definition of “Eligible Accounts,” would constitute Eligible Accounts, provided such Accounts are insured pursuant to credit insurance satisfactory to Lender in all respects.

"Eligible Inventory" means items of Inventory of Borrower that are finished goods, merchantable and readily saleable to the public in the ordinary course of Borrower's business, raw materials or work-in-process, that comply with each of the representations and warranties respecting Inventory made by Borrower in the Loan Documents, and are not excluded as ineligible by virtue of one or more of the criteria set forth below.  The following items of Inventory shall not be included in Eligible Inventory:

(i)Inventory that is subject to any Lien other than in favor of Lender (other than third party carriers' Liens or customs brokers' Liens arising in the ordinary course of business);

(ii)Inventory that is leased by or is on consignment to Borrower;

(iii)Inventory that is not located in the United States of America (excluding territories or possessions of the United States) or at a location that is owned or leased by Borrower, except (A) Inventory in transit between such owned or leased locations, or (B) to the extent that Borrower has furnished Lender with (i) any UCC financing statements or other documents that Lender may determine to be necessary to perfect its security interest in such Inventory at such location, and (ii) a Collateral Access Agreement executed by the Person owning any such location;

(iv)Inventory that is comprised of goods which (A) are damaged, defective, "seconds," or otherwise unmerchantable, (B) are to be returned to the vendor, (C) are obsolete or slow moving, or that constitute samples, spare parts, promotional, marketing, labels, bags and other packaging and shipping materials or supplies used or consumed in Borrower's business, (D) are not in compliance with all standards imposed by any Governmental Authority having regulatory authority over such Inventory, its use or sale, or (E) are bill and hold goods;

(v)Inventory that is not subject to a perfected first-priority security interest in favor of Lender, excluding third party carriers' liens or customs brokers' liens arising in the ordinary course of business;

(vi)Inventory that is not insured in compliance with the provisions of Section 4.11;

(vii)Inventory that has been sold but not yet delivered or as to which Borrower has accepted a deposit;

(viii)Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from which Borrower or any of its Subsidiaries has received notice of a dispute in respect of any such agreement; or

(ix)Inventory otherwise deemed ineligible by Lender in its Permitted Discretion.

“Eligible Consigned Inventory” means Inventory of Borrower which, but for subsections (ii) and (iii) (with respect to subsection (iii), on account of such Inventory being located outside of the United States (including territories or possessions of the United States)) of the definition of “Eligible Inventory,” would constitute Eligible Inventory, provided such Inventory is located at or in transit to the premises of a Consignee Customer and is subject to a consignment or similar arrangement in all respects satisfactory to Lender.

“Environmental Claim” means, with respect to any Person, any action, suit, proceeding, investigation, notice, claim, complaint or demand (written or oral) by any Governmental Authority, alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

"Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination, under Section 4041 or 4041A of ERISA. (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan,(g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

"Event of Default" has the meaning set forth in Section 6.1.

"Excluded Collateral" means (a) voting Stock of any CFC, solely to the extent that such Stock represents more than 65% of the outstanding voting Stock of such CFC, (b) any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of Borrower if under the terms of such contract, lease, permit, license, or license agreement, or applicable law with respect thereto, the grant of a security interest or lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, or license agreement and such prohibition or restriction has not been waived or the consent of the other party to such contract, lease, permit, license, or license agreement has not been obtained (provided,  that, (A) the foregoing exclusions of this clause (b) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is unenforceable under Section 9-406, 9-407, 9-408, or 9-409 of the Code or other applicable law, or (2) to apply to the extent that any consent or waiver has been obtained that would permit Lender's security interest or lien notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement and (B) the foregoing exclusions of clauses (i) and (ii) shall in no way be construed to limit, impair, or otherwise affect any of Lender's continuing security interests in and liens upon any rights or interests of Borrower in or to (1) monies due or to become due under or in connection with any described contract, lease, permit, license, license agreement, or Stock (including any Accounts or Stock), or (2) any proceeds from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, or Stock), (c) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided,  that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral, and (d) any vehicle subject to a certificate of title statute having an initial acquisition price of less than $20,000.

"Excluded Obligations" means with respect to any Obligor, each Swap Obligation as to which, and only to the extent that, such Obligor's guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Obligor does not constitute an "eligible contract participant" as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Obligor and all guarantees of Swap Obligations by other Obligors) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedge Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Obligor.

"Financial Covenants" mean the financial covenants set forth in Schedule B-3 hereto.

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, consistently applied.

"Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

"Guarantors" means (a) the Person or Persons set forth on the Schedule B-1 annexed hereto, (b) each Subsidiary of a Corporate Obligor, and (c) each Person that now or hereafter executes a Guaranty in favor of Lender.  The Guarantors are each from time to time individually referred to as a "Guarantor".

"Guaranty" means each guaranty of payment of the Obligations executed by a Guarantor for the benefit of Lender, as amended, restated, renewed, replaced, substituted, supplemented or otherwise modified.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedge Agreement" means any "swap agreement" as that term is defined in Section 101(53B)(A) of the United States Bankruptcy Code.

"Indebtedness" means, with respect to any Person, the following, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several: (a) all obligations for borrowed money (including recourse and other obligations to repurchase accounts or chattel paper under factoring, receivables purchase or similar financing arrangement or for the deferred purchase price of property or services), (b) all obligations in respect of surety bonds and letters of credit, (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations under Capitalized Leases, (e) all obligations or liabilities of others secured by a Lien on any asset of any of such Person, whether or not such obligation or liability is assumed, (f) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (g) all guaranties of the obligations of another Person, and (h) all Swap Obligations (which amounts will be calculated based on the amount that would be payable by such Person if the underlying Hedge Agreement were terminated on the date of determination).

"Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, receiverships, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Interest Expense" means, for the applicable period, for Borrower and Subsidiaries on a consolidated basis, total interest expense (including interest attributable to capital leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

"Lender" has the meaning set forth in the preamble to this Agreement.

"Lender Expenses" means, collectively, all payments, advances, charges, costs and expenses, including, without limitation, reasonable attorneys' fees (to include outside counsel fees but excluding costs of Lender's in-house counsel), appraisal fees, consultant fees, audit fees, and exam fees expended or incurred by Lender in connection with (a) the negotiation and preparation of this Agreement and the other Loan Documents, perfection of Lender's Liens in the Collateral, Lender's continued administration of this Agreement and the other Loan Documents, and the preparation of any amendments, waivers or other agreements, instruments or documents relating to this Agreement or the other Loan Documents, or in connection with any "workout" or restructuring, (b) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Obligors or any of the Loan Documents, including, without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the above incurred in connection with any Insolvency Proceeding (including, without limitation, any adversary proceeding, contested matter or motion brought by Lender or any other Person) relating to any of the Obligors or any other Person, and (d) any of the Collateral and other examinations, appraisals, evaluations, audits and inspections.

"Lender's Account" means such bank account owned and maintained by Lender, in its name and for its benefit, and designated from time to time by Lender as Lender's Account hereunder.  The Lender's Account shall be as follows:

For Rockland Trust Company:

Rockland Trust Company

ABA# 011304478

Acct # 2483300

Reference:  Micron Products

"LIBOR Deadline" has the meaning set forth in Section 1.5(b).

"LIBOR Notice" means the notice in the form of Schedule G.

"LIBOR Option" has the meaning set forth in Section 1.5(b).

"Lien" means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or its income, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement.

"Lien Release Conditions" means Lender's receipt of each of the following, in form and content satisfactory to Lender: (a) cash payment in full of all Obligations; (b) evidence that the Line of Credit has been terminated; and (c) a general release by Obligors of all claims against Lender and its Affiliates relating to the Line of Credit and Lender's performance and obligations under the Loan Documents (other than with respect to obligations pertaining to any continuing cash management arrangements).

"Line of Credit" means the line of credit provided under this Agreement.

"Loan Account" means one or more accounts maintained by Lender on its books and records in the name of Borrower.

"Loan Documents" means (a) this Agreement, and (b) each contract, instrument, agreement and other document with or in favor of Lender to which Borrower or any other Obligor is a party or maker required by this Agreement or at any time entered into or delivered to Lender in connection with this Agreement and the Line of Credit, Real Estate Term Loan, or M&E Term Loan.

“Loans” has the meaning set forth in Section 1.5(a).

“M&E Term Loan” has the meaning set forth in Section 1.3.

“M&E Term Loan Amount” means $2,500,000.

“M&E Term Loan Note” means the M&E Term Loan Note dated the date hereof, made by Borrower to Lender, in form and substance satisfactory to Lender.

"Material Adverse Change" means the existence or occurrence of any of the following: (a) any event or condition that Lender in good faith and reasonably believes impairs, or is reasonably likely to impair, the prospect of payment or performance by Corporate Obligors, taken as a whole, of any of the Obligations, (b) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Obligors, taken as a whole, (c) a material impairment of the ability of the Obligors, taken as a whole, to perform their obligations under the Loan Documents or of Lender's ability to enforce the Obligations or realize upon any material portion of the Collateral, or (d) a material impairment of the enforceability or priority of Lender's Liens with respect to any material portion of the Collateral.

"Material Contracts" means, with respect to any Person, each contract to which such Person is a party material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

"Maturity Date" has the meaning set forth in Schedule B-1.

"Maximum Revolver Amount" has the meaning set forth in Schedule B-1.

“Mortgage” means that Mortgage, Security Agreement and Financing Statement dated as of the date hereof executed by Borrower in favor of Lender.

"Mortgage Property" means the real estate and improvements thereon comprising any part of the Real Estate Collateral.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Multiple Employer Plan" means a Plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate), at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

"NPL" means the National Priorities List under CERCLA.

"NOLV Percentage" means the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrower's Inventory performed by an appraiser and on terms satisfactory to Lender.

"Notice of Assignment of Accounts" means a Notice of Assignment of Accounts executed and delivered by Borrower to Lender in form and substance satisfactory to Lender in its sole discretion.

"Obligations" means (a) all loans (including the Advances, the Real Estate Term Loan, and the M&E Term Loan), debts, principal, interest (including any interest that accrues after the beginning of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), premiums, liabilities (including all amounts charged to the Loan Account), obligations (including indemnification obligations), fees, Lender Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by Borrower under or evidenced by this Agreement, any of the other Loan Documents, or under any other present or future document, instrument or agreement, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due, sole, joint, several or joint and several, incurred in the past or now existing or hereafter arising, however arising, and including all interest not paid when due, and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all obligations, indebtedness, liabilities, reimbursement obligations, fees, or expenses owing by any Obligor to Lender with respect to any Bank Product, whether direct or indirect, absolute or contingent, liquidated or unliquidated, determined or undetermined, voluntary or involuntary, due, not due or to become due,  incurred in the past or now existing or hereafter arising, however arising. Any reference in this Agreement or in the Loan Documents to the Obligations will include all or any portion of the Obligations and any extensions, modifications, renewals, or alterations of the Obligations, both prior and subsequent to any Insolvency Proceeding, but will not include, as to any Obligor, Excluded Obligations of such Obligor.

"Obligor" means, individually and collectively, Borrower, Guarantors and all other Persons obligated in respect of the Obligations or whose assets are security for the Obligations.

"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Overadvance Amount" means, as of any date of determination, the amount, if any, by which the sum of the outstanding Advances exceeds the lesser of (a) the Maximum Revolver Amount and (b) the Borrowing Base.

“Parent” means Micron Solutions, Inc., a Delaware corporation.

“Parent Subordinated Debt” means the Indebtedness of the Parent in the aggregate principal amount of $450,000 subordinated to the Indebtedness of Parent to UniBank for Savings.

"Patriot Act" means Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Act" means the Pension Protection Act of 2006.

"Pension Funding Rules" means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

"Pension Plan" means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

"Permitted Discretion" means a determination made in the exercise of the reasonable, from the perspective of a secured asset-based lender, business or credit judgment.

"Permitted Dispositions" means (a) sales or other dispositions of equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) so long as no Event of Default shall have occurred and be continuing, other sales or dispositions of equipment in the ordinary course of business, which are on an arms' length basis for at least the fair market value thereof, and (c) sales of inventory to buyers in the ordinary course of business, (d) the use or transfer of money or cash equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents.

"Permitted Indebtedness" means (a) the Obligations, (b) the Indebtedness existing on the date hereof disclosed in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided that (i) the principal amount thereof is not increased, (ii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (iii) the terms thereof are not modified to impose more burdensome terms upon any Loan Party, (c) obligations under Capitalized Leases and purchase money Indebtedness secured by Permitted Liens in an amount not to exceed $150,000 in the aggregate at any one time, (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (e) guaranty obligations permitted hereunder, (f) obligations in respect of performance bonds or sureties incurred in the ordinary course of business; and (g) Indebtedness between and among Corporate Obligors.

"Permitted Investments" means (a) investments in cash, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments received in settlement of amounts due to Borrower in the ordinary course of business or owing to Borrower as a result of any insolvency proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower, (e) debt and equity investments made by any Corporate Obligor in any other Corporate Obligor, (f) advances to employees for travel and entertainment expenses, (g) guarantees herein and in the other Loan Documents, and (h) loans (other than as set forth in clause (f) above) to shareholders, directors, officers or employees in an aggregate amount not to exceed the greater of $280,000 less any payments of principal made after the Closing Date in respect of any such loans outstanding as of such date and $50,000.

"Permitted Lien" means (a) Liens in favor of Lender, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that are not yet delinquent or do not have priority over Lender's Liens and the underlying taxes, assessments, charges or levies are subjected to Permitted Protests, (c) the interests of lessors under operating leases and non-exclusive licensors under license agreements, (d) Liens subject to an intercreditor agreement, (other than the Intercreditor Agreement), in form and substance satisfactory to Lender, duly executed by the holder(s) of such Liens, (e) Purchase Money Liens to the extent that the Indebtedness in respect thereof constitutes Permitted Indebtedness, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens on amounts deposited in connection with public and statutory obligations in the ordinary course of business or the making or entering into of bids, tenders, or leases in the ordinary course of business, in each case not in connection with the borrowing of money (but specifically permitting Liens on amounts deposited to secure performance or payment bonds obtained in the ordinary course of business); (i) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, and (j) with respect to any real property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof.

"Permitted Protest" means the right of Borrower to protest any Lien (other than any Lien that secures the Obligations), taxes, assessment or other governmental charges (other than payroll taxes or taxes that are the subject of a United States federal tax lien), provided that (a) a reserve with respect to such obligation is established on Borrower's books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith and (c) such protest effectively suspends collection of the contested obligation and, as applicable, the contested Lien.

"Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and their political subdivisions.

"Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Borrower or any ERISA Affiliate or any such Plan to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

"Prime Rate" means a fluctuating interest rate per annum equal at all times to the prime rate of interest as quoted daily (or such other interval of one week or less) in The Wall Street Journal (or any successor publication if The Wall Street Journal is no longer published); provided, that (a) should The Wall Street Journal cease to quote the prime rate of interest at least weekly, Prime Rate shall mean such other indication of the prevailing prime rate of interest as may be chosen by Lender in its discretion and (b) each change in the fluctuating interest rate shall take effect simultaneously with the corresponding change in the Prime Rate.

"Purchase Money Lien" means a Lien upon fixed assets which secures purchase money Indebtedness or obligations under a Capitalized Lease but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the insurance of such purchase money Indebtedness or obligations under such Capitalized Lease secured by such Lien.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA.

"Real Estate Collateral" means the real property and improvements subject to mortgages in favor of the Lender, including the real property and improvements, located at 25 and 41 Sawyer Passway, Fitchburg, Massachusetts 01420.

“Real Estate Term Loan” has the meaning set forth in Section 1.2.

“Real Estate Term Loan Amount” means $2,000,000.

“Real Estate Term Loan Note” means the Real Estate Term Loan Note dated the date hereof, made by Borrower to Lender, in form and substance satisfactory to Lender.

"Reserves" means, as of any date of determination, an amount or percentage of a specific category or item that Lender establishes in its Permitted Discretion from time to time to reduce availability under the Line of Credit to reflect events, conditions, contingencies, or risks which reasonably could affect the assets, business or prospects of any of the Obligors or any of the Collateral or its value or the enforceability, perfection or priority of Lender's security interest in the Collateral.  Reserves may include, without limitation, reserves for Dilution, Bank Products, trade payables and other obligations of any Obligor aged in excess of 60 days beyond their terms as of the end of the immediately preceding month, and all book overdrafts and fees of Obligors, in each case as determined by Lender in its Permitted Discretion.

"Revolver Note" means the Revolver Note dated the date hereof, made by Borrower to Lender, in form and substance satisfactory to Lender.

"Settlement Days" means the number of settlement days set forth in Schedule B-1 hereto.

"Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other equity security.

"Subordinated Debt" means Indebtedness of Borrower, the repayment of which is subordinate to the Obligations on terms and conditions reasonably acceptable to Lender pursuant to an agreement, in form and substance reasonably satisfactory to Lender, executed in favor of Lender by the holder(s) of such Indebtedness.

"Subordinated Debt Documents" means, collectively, all agreements, documents and/or instruments evidencing Subordinated Debt or executed by any Corporate Obligor to or for the benefit of the holder(s) of such Subordinated Debt in relation to such Subordinated Debt.

"Subsidiary" of a Person means a corporation, partnership, limited liability company or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company or other entity.

"Swap Obligations" means with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Taxes" means  taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or subsequently imposed by any jurisdiction or by any political subdivision or taxing authority, including without limitation payroll taxes, and all related interest, penalties or similar liabilities.

"Termination Date" means the earliest of the following: (a) the Maturity Date, (b) the date the Line of Credit is terminated by Borrower in accordance with the terms hereof, or (c) the date this Agreement is terminated by Lender in accordance with the terms hereof.

SCHEDULE B-1

to

CREDIT AND SECURITY AGREEMENT

SELECTED ECONOMIC AND OTHER TERMS

Borrowing Base:

(i)  Up to 85% multiplied by the face amount of Eligible Accounts, plus

(ii)  up to 90% multiplied by the face amount of Eligible Credit Insured Accounts, plus

(iii)  the least of (A) up to 60% of the Cost of Eligible Inventory, (B) up to 80% of the NOLV Percentage of the Cost of such Eligible Inventory or (C) $1,500,000 minus the amount of Eligible Consigned Inventory included in the Borrowing Base pursuant to clause (iv) below, plus

(iv)  the lesser of (A) up to 60% of the Cost of Eligible Consigned Inventory or (B) $400,000, minus

(v)  Reserves.

Contract LIBOR Rate:

An interest rate per annum equal to the greater of the Daily One Month LIBOR in effect from time to time or 0.0% plus (i) with respect to Advances, 3.25%, and (ii) with respect to each of the Real Estate Term Loan and M&E Term Loan, 3.50%.

Contract Prime Rate:

An interest rate per annum equal to the Prime Rate in effect from time to time plus (i) with respect to Advances, .50%, and (ii) with respect to each of the Real Estate Term Loan and M&E Term Loan, .75%.

Default Rate:	An interest rate per annum equal to the then applicable Contract LIBOR Rate or Contract Prime Rate, as applicable, plus 2.00%.
Maturity Date:	36 months after the Closing Date.
Maximum Revolver Amount:	$5,000,000.
Settlement Days:	1 day.
Guarantor:	Micron Solutions, Inc., a Delaware corporation.

SCHEDULE B-2

to

CREDIT AND SECURITY AGREEMENT

FEES

On the Closing Date: (a) Closing Fee. A non-refundable closing fee of $30,000, which will be fully earned and payable on such date.

Monthly:

(a)  Cash Management and Other Service Fees. Fees for cash management services and other Bank Products and services provided to Borrower by Lender, in accordance with the agreements entered into between any Borrower and Lender from time to time, including Lender's customary fees and charges with respect to the disbursement of funds or the receipt of funds to or for the account of Borrower (whether by wire transfer or otherwise).

(b)  Unused Line Fee. An unused line fee equal to 0.25% per annum of the amount by which the Maximum Revolving Facility Amount exceeds the average daily outstanding principal balance of the Advances during the immediately preceding month (or part thereof), which each such fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date.

Upon demand by Lender or as otherwise specified in this Agreement:

(a)  Collateral Exam Fees, Costs and Expenses. Subject to Section 4.4 of this Agreement, Lender's fees, costs and expenses in connection with any collateral exams or inspections conducted by or on behalf of Lender at the current rates established from time to time by Lender as its fee for collateral exams or inspections, plus all actual out-of-pocket reasonable costs and expenses incurred in conducting any collateral exam or inspection. Borrower will reimburse Lender for all fees and expenses related to collateral examinations or inspections obtained prior to the Closing Date. Applicable fees related to electronic collateral reporting will also be charged.

(b)  Appraisal Fees, Costs and Expenses. Subject to Section 4.4, Lender's out-of-pocket reasonable fees, costs and expenses (including any fees, costs and expenses incurred by any appraiser) in connection with any appraisal of all or any part of the Collateral conducted at the request of Lender. In addition, Borrower will be obligated to reimburse Lender for all out-of-pocket reasonable fees, costs and expenses related to appraisals obtained prior to the Closing Date.

SCHEDULE B-3

to

CREDIT AND SECURITY AGREEMENT

FINANCIAL COVENANTS

1.  DEBT SERVICE COVERAGE RATIO. Borrower shall cause to be maintained a Debt Service Coverage Ratio of not less than 1.20 to 1.0, tested as of for March 31, 2018 and as of the last day of each fiscal quarter thereafter, in each instance (other than with respect to the fiscal quarter ended March 31, 2018), for the trailing 12 month period then ended (and with respect to the fiscal quarter ended March 31, 2018, for the trailing 9 month period then ended).

2.  CLOSING AVAILABILITY. As of the Closing Date and after giving effect to the initial Advance hereunder, Borrower shall have Availability of at least $1,000,000.

3.  AVAILABILITY GENERALLY.  After the Closing Date and after giving effect to all Advances hereunder, Borrower shall have Availability of at least $250,000, tested as of the first day of each month.

For purposes of this Schedule, and as used in the Agreement, the following terms shall have the meanings given to them below:

“EBITDA” means, for any applicable period, for Parent and its Subsidiaries on a consolidated basis, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining net income).

“Debt Service Coverage Ratio” means, for any applicable period, for Parent and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA minus Cash Taxes minus distributions paid minus Unfunded Capital Expenditures, to (b) scheduled payments of principal required to be paid in respect of Indebtedness plus Interest Expense paid.

“Unfunded Capital Expenditures” means all Capital Expenditures of Parent and its Subsidiaries other than those made utilizing financing provided by the applicable seller or third party lenders. For the avoidance of doubt, Capital Expenditures made by Borrower utilizing the Line of Credit shall be deemed Unfunded Capital Expenditures.

SCHEDULE C

to

CREDIT AND SECURITY AGREEMENT

DISCLOSURE SCHEDULE

3.3  LITIGATION

None

3.5  TAXES

None

3.12  ELIGIBLE INVENTORY

Locations of Eligible Inventory:

1.  Micron Products, Inc., 25 Sawyer Passway, Fitchburg, Massachusetts 01420

2.  Micron Products, Inc., 41 Sawyer Passway, Fitchburg, Massachusetts 01420

3.  Cardinal Health Manufacturing GmbH (f/k/a Covidien Deutschland GmbH), Quedlinburger Strasse 39a, 38820 Halberstadt, Germany

4.  AMBU Sdn. Bhd., Lot 69B, Lintang Bayan Lepas 6, Phase IV, 11900, Penang Malaysia

5.  3M Canada, Gardewine Warehouse, 60 Eagle Drive, Winnipeg, MB R2R 1V5

3.13(c) ERISA

None

3.15  ENVIRONMENTAL COMPLIANCE

3.15  (a)  1. Phase I Environmental Site Assessment of 25 and 41 Sawyer Passway, Fitchburg, MA, dated 12/13/2017

2.  MassDEP and Micron entered into a Consent Order for violating Hazardous Waste Management and Toxics Use Reduction Regulations related to a single container located in short term storage, which based upon the date, should have been moved to long term storage. The Company paid a penalty to the DEP in which the DEP agreed to direct 60% of such penalty as a donation to the Fitchburg Fire Department.

3.15  (b)  1. 10 Main Street, Fitchburg, Massachusetts 01420

2.  1 Summer Street, Fitchburg, Massachusetts 01420

3.  15 Summer Street, Fitchburg, Massachusetts 01420

3.15  (c)  Phase I Environmental Site Assessment of 25 and 41 Sawyer Passway, Fitchburg, MA, dated 12/13/2017

3.16  LABOR MATTERS

1.  Employment Agreement with Salvatore Emma, Jr., President & Chief Executive Officer

2.  Employment Agreement with Derek T. Welch, Chief Financial Officer

3.  Executive Incentive Agreement

4.  2010 Equity Incentive Plan

5.  Board of Directors Stock Ownership Guidelines

6.  Directors Compensation Plan

7.  Schedule of Outstanding Stock Options

3.17  MATERIAL CONTRACTS

1.  Employment Agreement between the Company and Derek T. Welch dated as of January 20, 2015.

2.  Employment Agreement between the Borrower and Salvatore Emma, Jr. dated as of January 1, 2017.

3.  Employment Agreement between the Borrower and Derek T. Welch dated as of January 1, 2017.

4.  Master Supply Agreement between the Borrower and 3M Company dated July 15, 2015.

5.  Sub-Agreement Under Master Supply Agreement between the Borrower and 3M Canada dated July 15, 2015.

6.  VMI Agreement between the Borrower and AMBU Sdn. Bhd. dated August 8, 2016.

7.  Agreement for Consignment Stock between Borrower and Cardinal Health Germany Manufacturing (f/k/a Covidien Deutschland GmbH).

3.18  TITLED VEHICLES

1.  2004 Chevrolet Silverado, Vehicle Identification Number 1GCHK29U64E249300;

2.  1995 GMC Sierra, Vehicle Identification Number 1GDHK34F9SE537240; and

3.  2004 Freightliner M2, Vehicle Identification Number 1FVACWAK84HM61599.

3.19  CAPITALIZATION

1.  Number of Authorized Shares of Common Stock: 1,000

2.  Number of Issued and Outstanding Shares of Common Stock: 1,000

3.  Par value per share: $1.00

3.  Legal and Beneficial Ownership of Common Stock:

•  Micron Solutions, Inc. – 1,000 Shares of Common Stock with Par Value

SCHEDULE D

to

CREDIT AND SECURITY AGREEMENT

FINANCIAL STATEMENTS

As soon as available, but within 45 days after the end of each fiscal quarter:

(a)   consolidated internally prepared financial statements of Parent and its Subsidiaries for such quarter (such internally prepared financial statements to include a balance sheet, income statement, statement of cash flow and statement of owner's equity), prepared in accordance with GAAP (except for year-end adjustments and the lack of footnotes); and

(b)   a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the financial and certain other covenants set forth in this Agreement.

As soon as available, but within 30 days after the end of each month (unless the end of such month is also the end of the fiscal quarter):

(a)   a Compliance Certificate along with the underlying calculations, including the calculations to establish compliance with the minimum net Availability financial covenant set forth in this Agreement.

As soon as available, but within 120 days after the end of each fiscal year:

(a)   consolidated financial statements of Parent and its Subsidiaries for such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender, prepared in accordance with GAAP (such financial statements to include a balance sheet, income statement, statement of cash flow, and statement of owner's equity and, if prepared, such accountants' letter to management); and

(b)   a Compliance Certificate with the underlying calculations, including the calculations to establish compliance with the financial and certain other covenants set forth in this Agreement.

As soon as available, but at least 30 days before the start of each of Borrower's fiscal years:

forecasted (i) balance sheets, (ii) profit and loss statements, (iii) availability projections, and (iv) cash flow statements, all prepared for Parent and its Subsidiaries on a consolidating and consolidated basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions, in form and substance satisfactory to Lender, in its sole discretion, for the next fiscal year, on a monthly basis, certified by the chief financial officer of Borrower as being Borrower's good faith estimate of the financial performance of Parent and its Subsidiaries during the period covered.

On request of Lender:	such other information as Lender may reasonably request from time to time.

SCHEDULE E

to

CREDIT AND SECURITY AGREEMENT

COLLATERAL REPORTING*

With each request for an Advance:	(a) a borrowing base certificate and collateral report, with respect to Borrower;
On Wednesday of each week (as of the immediately preceding Friday), or more frequently if Lender requests:

(a)   an accounts receivable roll-forward, tied to the beginning and ending accounts receivable balances of Borrower's general ledger as of the end of the immediately preceding roll-forward (or as of such other date as Lender may request), with supporting details supplied from sales journals, collection journals, credit registers and any other records;

(b)   a detailed aging by total of Borrower's Accounts, together with a reconciliation to the accounts receivable roll-forward and supporting documentation for any reconciling items noted; and

(c)   a detailed aging by vendor of Borrower's accounts payable, together with supporting documentation for any reconciling items noted.

On or before the 15th day after the commencement of each month (as of the immediately preceding month end):

(a)   Inventory reports specifying in-transit, slow moving (i.e., more than 12 months in inventory from the date of purchase or creation, as applicable) and obsolete Inventory and the Cost thereof, by category.

(b)   accounts receivable aging and reconciliation to Borrower’s general ledger; and

(c)   accounts payable aging and reconciliation to Borrower’s general ledger.

On a semi-annual basis, each at the request of Lender:	(a) a detailed list of each Borrower's customers, with address and contact information.
Upon request by Lender:

(a)   if requested by Lender, copies of invoices and credit memos sent to Account Debtors; and

(b)   such other reports and information as to the Collateral and as to the Obligors, as Lender may reasonably request.

______________________

* All of the below deliverables shall be in form and in a format reasonably acceptable to Lender.

SCHEDULE F

to

CREDIT AND SECURITY AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[on Micron Products Inc.'s Letterhead]

To:	[•]
__________________
__________________
Attn: ______________

Re:	Compliance Certificate dated [___________________]

Ladies and Gentlemen:

Reference is made to that certain Credit and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of December 29, 2017 by and between Rockland Trust Company (“Lender”) and Micron Products Inc. (the “Borrower”). Capitalized terms used in this Compliance Certificate have the meanings set forth in the Credit Agreement unless specifically defined herein.

Pursuant to the Credit Agreement, the undersigned [Chief Financial Officer] [President] of Borrower hereby certifies that:

1.    Attached to Exhibit A is the financial information of Parent and its Subsidiaries which is required to be furnished to Lender pursuant to Section 4.1 of the Credit Agreement for the period ended ________________ (the “Reporting Date”). Such financial information has been prepared in accordance with GAAP (except, in the case of internally prepared financial statements, for year-end adjustments and the lack of footnotes) and fairly presents in all material respects the financial condition of Borrower and its Subsidiaries.

2.    Such officer has reviewed the terms of the Credit Agreement.

3.    Such review has not disclosed the existence on and as of the date of this Certificate, and the undersigned does not have any knowledge of the existence as of the date of this Certificate, of any existing Default or Event of Default.

4.    The representations and warranties of each of the Obligors set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of this Certificate (except to the extent they relate to a specified date).

5.    As of the Reporting Date, (a) the Debt Service Coverage Ratio is ____ to 1.0, which [is] [is not] less than 1.20 to 1.0, and (b) Borrower’s Availability is $___________, which is [less] [greater] than $250,000. The calculations with respect to the above Financial Covenants is as demonstrated on the schedule attached hereto.

6.    Except as set forth on Exhibit B, since the Closing Date neither Borrower nor Parent has registered any Patents, Trademarks or Copyrights with the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this [____] day of [_____________].

Name:
Title:	[Chief Financial Officer] [President]

EXHIBIT A

EXHIBIT B

SCHEDULE G

to

CREDIT AND SECURITY AGREEMENT

FORM OF LIBOR NOTICE

Rockland Trust Company

120 Liberty Street

Brockton, MA 02301

Attention: Thomas Meehan, Relationship Manager

Ladies and Gentlemen:

Please refer to the Credit and Security Agreement dated as of December 29, 2017 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) between Rockland Trust Company (“Lender”) and Micron Products Inc. (“Borrower”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement. This notice is given pursuant to Section 1.5 of the Credit Agreement and constitutes a representation by the undersigned that (a) each of the representations and warranties set forth in the Credit Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (b) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby.

This LIBOR Notice represents Borrower’s request to elect the LIBOR Option with respect to the outstanding balance of all Loans.

MICRON PRODUCTS INC.

By:
Name:
Title: